Execution Version

AGREEMENT OF MERGER

By and Between

KUSH BOTTLES, INC.

(as the “Parent”)

KBCMP, Inc.

(as “Merger Sub”)

LANCER WEST ENTERPRISES, INC

(as a “Holdco”)

WALNUT VENTURES

(as a “Holdco”)

Jason Manasse

(as an “Owner”)

and

Theodore Nicols

(as an “Owner”)

Table of Contents

1.

Merger.

1.1.

Merger.

1.2.

Effective Time.

1.3.

California Disappearing Corporation Filings.

1.4.

Cancellation and Conversion of Shares.

1.5.

Certificate of Incorporation.

1.6.

Bylaws.

2.

Purchase Price.

2.1.

Purchase Price.

2.2.

Estimated Initial Cash Amount.

2.3.

Payment at Closing.

2.4.

Adjustments to Initial Cash Amount.

2.5.

Arbitration of Initial Cash Amount Controversies by Independent Accountant.

2.6.

Earnout.

2.7.

Arbitration of Earnout Statement Controversies by Independent Accountant.

3.

Representations and Warranties Concerning the Owners and the Holdcos.

3.1.

Securities Representations.

3.2.

Release.

3.3.

Capitalization and Ownership.

3.4.

Organization and Good Standing.

3.5.

Enforceability, Capacity and Authority.

3.6.

No Business Activities or Subsidiaries.

3.7.

No Undisclosed Liabilities.

3.8.

No Proceedings or Threatened Claims.

3.9.

No Orders.

3.10.

Compliance with Law.

3.11.

Taxes.

3.12.

Bank Accounts.

3.13.

Books and Records.

3.14.

No Conflict.

3.15.

Related Party Transactions.

3.16.

No Broker.

4.

Representations and Warranties Concerning the Target.

4.1.

Capitalization and Ownership.

4.2.

Organization and Good Standing.

4.3.

No Subsidiaries.

4.4.

No Conflict.

4.5.

Financial Statements.

4.6.

Books and Records.

4.7.

No Undisclosed Liabilities.

4.8.

Accounts Receivable.

4.9.

Inventories.

4.10.

Real and Personal Property.

4.11.

Condition and Sufficiency of Assets.

4.12.

No Proceedings or Threatened Claims.

4.13.

No Orders.

4.14.

Compliance with Law; Governmental Authorizations.

4.15.

Taxes.

4.16.

Employees; Employee Benefits.

4.17.

Consultants.

4.18.

Intellectual Property Assets.

4.19.

Contracts.

4.20.

Customers and Suppliers.

4.21.

Product Liabilities and Warranties.

4.22.

Insurance.

4.23.

Bank Accounts.

4.24.

No Broker.

5.

Representations and Warranties of the Parent and Merger Sub.

5.1.

Organization and Good Standing.

5.2.

Enforceability and Authority.

5.3.

No Conflict.

5.4.

Issuance of the Shares.

5.5.

No Broker.

5.6.

Securities Filings; Financial Statements.

5.7.

No Proceedings or Threatened Claims.

5.8.

No Orders.

5.9.

Compliance with Law; Governmental Authorizations.

6.

Obligations and Agreements (Other Than Indemnification Obligations).

6.1.

Non-Competition; Non-Solicitation.

6.2.

Tax Indemnity; Tax Returns; Transfer Taxes; Certain Post-Closing Tax Actions.

6.3.

Apportionment of Taxes.

6.4.

Tax Contests.

6.5.

Cooperation with Respect to Tax Matters.

6.6.

Confidentiality.

6.7.

Publicity; Public Filings.

6.8.

Lease.

6.9.

Lock-Up; Registration.

6.10.

Release by Owners.

6.11.

Indemnification.

6.12.

Reservation of Shares.

6.13.

Target Transaction Expenses.

6.14.

Further Assurances.

7.

Indemnification Obligations.

7.1.

Duty to Pay.

7.2.

Third Person Claims.

7.3.

Claim Notices.

7.4.

Claim Response Notices.

7.5.

Applicability of Basket and Cap.

7.6.

Joint and/or Several Liability.

7.7.

No Double Recovery.

7.8.

Independent Significance.

7.9.

Effect of Knowledge.

7.10.

[Reserved].

7.11.

Date Losses are Suffered.

7.12.

Mitigation.

7.13.

Materiality Scrape.

7.14.

Insurance Proceeds and Other Recoveries.

7.15.

Primacy of Obligations under this Article 7.

7.16.

Waiver of Subrogation.

7.17.

Strict Liability and Negligence Waiver.

7.18.

Treatment of Payments of Losses for Tax Purposes.

7.19.

[Reserved]

7.20.

Payments; Reimbursements.

7.21.

Setoff.

7.22.

Exclusive Remedy.

7.23.

Fraud.

7.24.

Coordination with Tax Matters Section.

7.25.

Superseding Otherwise Applicable Law.

8.

Miscellaneous.

8.1.

Expenses.

8.2.

Assignment.

8.3.

Amendments.

8.4.

Waivers.

8.5.

Third Party Beneficiaries.

8.6.

Governing Law.

8.7.

Arbitration.

8.8.

Temporary or Provisional Relief.

8.9.

Specific Performance.

8.10.

Prevailing Party Attorneys’ Fees.

8.11.

Service of Process.

8.12.

Notices.

8.13.

Severability.

8.14.

Entire Agreement.

8.15.

Section Headings.

8.16.

Counterparts.

8.17.

Copies Treated as Originals.

8.18.

No Party is the Drafter.

8.19.

Interpretative Matters.

8.20.

Attorney Client Privilege; Conflict of Interest.

8.21.

Definitions.

Exhibits and Schedules

Exhibit A – Delaware Certificate of Merger

Exhibit B – Form of Promissory Note

Schedule 2.1 – Percentage of Purchase Price

Schedule 2.4(a) – Accounting Principles

Schedule 2.6(a) – Earnout Period IV Earnout Amount Schedule

Schedule 2.6(b) – Earnout Principles

Owner Disclosure Schedules

Schedule 3.2

Authorized Stock of Holdcos

Schedule 3.7

Holdco Undisclosed Liabilities

Schedule 3.10

Compliance with Law

Schedule 3.11(e)

S Corporation Election

Schedule 3.12

Holdco Bank Accounts

Schedule 3.13(b)

Holdco Books and Records

Schedule 4.1

Authorized Stock of Target

Schedule 4.4

Conflicts

Schedule 4.5

Financial Statements

Schedule 4.6(b)

Target Books and Records

Schedule 4.7

Target Undisclosed Liabilities

Schedule 4.8

Accounts Receivable

Schedule 4.9

Inventory

Schedule 4.13

Orders

Schedule 4.14(a)

Compliance with Law

Schedule 4.14(c)

Authorizations

Schedule 4.16

Employees

Schedule 4.18(b)

Intellectual Property

Schedule 4.18(f)

Information Systems

Schedule 4.20(a)

Customers

Schedule 4.20(b)

Suppliers

Schedule 4.22(a)

Insurance Policies

Schedule 4.23

Target Bank Accounts

Parent Disclosure Schedules

Schedule 5.9(a)

Compliance with Law

AGREEMENT OF MERGER

This Agreement of Merger (this “Agreement”) is dated May 1, 2017, and is by and between (a) KUSH BOTTLES, INC., a Nevada corporation (the “Parent”), (b) KBCMP, INC., a Delaware corporation and wholly-owned and direct, first-tier subsidiary of the Parent (“Merger Sub”), (c) LANCER WEST ENTERPRISES, INC, a California corporation (“Lancer”), and WALNUT VENTURES, a California corporation (“Walnut,” and together with Lancer, collectively, the “Holdcos”, each of which may be referred to individually as a “Holdco”)), and (d) Jason Manasse, an individual (“Manasse”), and Theodore Nicols, an individual (“Nicols,” and together with Manasse, collectively, the “Owners”, each of whom may be referred to individually as an “Owner”)). Capitalized terms used in this Agreement have the meanings set forth or cross-referenced in Section 8.21.

The parties are entering into this Agreement to set forth the terms and conditions on which the Holdcos shall be merged with and into Merger Sub, with Merger Sub as the surviving corporation, resulting in the indirect acquisition by the Parent of CMP Wellness, LLC, a California limited liability company (the “Target”). The parties intend that the merger will constitute a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code , and in furtherance thereof intend that this Agreement will be a “plan of reorganization” within the meaning of Sections 354(a) and 361(a) of the Code.

The parties agree as follows:

1.

Merger.

1.1.

Merger.

 Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 252 of the Delaware General Corporation Law (the “DGCL”), the Holdcos shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.2), with Merger Sub as the surviving corporation.  The effects and consequences of such mergers (collectively, the “Merger”) shall be as set forth in this Agreement and the DGCL, including Sections 259, 260 and 261 of the DGCL.

1.2.

Effective Time.

 The Merger shall be effective upon the filing of the Certificate of Merger in the form attached hereto as Exhibit A (the “Delaware Certificate of Merger”). On the date of this Agreement (the “Closing Date”), Merger Sub shall cause an authorized person to execute and file the Delaware Certificate of Merger as promptly as possible after the execution and delivery of this Agreement. The time at which the Delaware Certificate of Merger is filed on the Closing Date shall be the “Effective Time” of the Merger.

1.3.

California Disappearing Corporation Filings.

 Immediately following receipt of file-stamped evidence of the filing of the Delaware Certificate of Merger from the Secretary of State of the State of Delaware, Merger Sub shall cause a copy of the Delaware Certificate of Merger to be filed with the Secretary of State of the State of California as to the Holdcos, which are the domestic disappearing corporations for purposes of Section 1108(d) of the California General Corporation Law (the “CGCL”).

1.4.

Cancellation and Conversion of Shares.

 At the Effective Time, by virtue of the Merger, all of the issued and outstanding shares of capital stock of each Holdco shall be cancelled and converted into the right to receive cash and shares of common stock of the Parent, as set forth more fully in Section 2.1. The issued and outstanding shares of capital stock of Merger Sub shall remain issued and outstanding and held by the Parent immediately following the Merger.

1.5.

Certificate of Incorporation.

 The certificate of incorporation of Merger Sub in effect at the Effective Time shall be the certificate of incorporation of Merger Sub, as the surviving corporation, immediately after the Effective Time.

1.6.

Bylaws.

 The Bylaws of Merger Sub in effect at the Effective Time shall be the Bylaws of Merger Sub, as the surviving corporation, immediately after the Effective Time.

2.

Purchase Price.

2.1.

Purchase Price.

 The aggregate purchase price (the “Purchase Price”) payable to the Owners in consideration for consummating the Merger is the sum of the following:

(a)

an amount in cash (the “Initial Cash Amount”) equal to:

(i)

$1,500,000;

(ii)

plus the positive excess of the Net Working Capital over the Target Working Capital (the “Working Capital Excess”);

(iii)

plus the amount of cash and cash equivalents on-hand at the Target as of the Effective Time;

(b)

7,800,000 shares of common stock of the Parent (the “Closing Shares”); and

(c)

the Earnout Amounts.

Schedule 2.1 sets forth, with respect to each Owner, the percentage of any Purchase Price payable under this Agreement to which that Owner is entitled.

2.2.

Estimated Initial Cash Amount.

 The Owners and the Parent acknowledge that on or before the date of this Agreement, the Owners delivered to the Parent a statement (the “Estimated Closing Statement”) setting forth (a) the Owners’ estimate of the Net Working Capital, and (b) the Owners’ estimate of the Initial Cash Amount (the “Estimated Initial Cash Amount”), which estimate was made by the Owners in good faith and in a manner consistent with the principles stated in Schedule 2.4(a).

2.3.

Payment at Closing.

 On the date of this Agreement, the Parent shall:

(a)

on behalf of the Holdcos or the Target, as the case may be, pay to each Debt Holder the amount specified in its respective Payoff Letter via wire transfer of immediately available funds in accordance with wire instructions specified in its respective Payoff Letter;

(b)

on behalf of the Owners, the Holdcos or the Target, as the case may be, pay to each recipient of Target Transaction Expenses the amount that the Owners specify in writing for the recipient via wire transfer of immediately available funds in accordance with wire instructions provided by Owners on or before the date of this Agreement;

(c)

pay to the Owners an amount (the “Closing Cash Payment”) equal to (i) the Estimated Initial Cash Amount, minus (ii) the Working Capital Excess, minus (iii) the amounts paid in accordance with Sections 2.3(a) and (b), via wire transfer of immediately available funds in accordance with wire instructions provided to the Parent by the Owners on or before the date of this Agreement;

(d)

issue the Closing Shares to the Owners; and

(e)

issue to each Owner a promissory note with a principal amount equal to 50% of the Working Capital Excess, in each case, in the form attached hereto as Exhibit B (each, a “Note” and collectively, the “Notes”).

2.4.

Adjustments to Initial Cash Amount.

(a)

No later than 60 days after the date of this Agreement, the Parent shall provide to the Owners a statement (the “Closing Statement”) setting forth in reasonable detail (i) the Parent’s objections, if any, to the Estimated Closing Statement and the Estimated Initial Cash Amount, as estimated by the Owners, (ii) the Parent’s calculation of the Net Working Capital, which calculation shall be made by the Parent in a manner consistent with the principles stated in Schedule 2.4(a), and (iii) the Parent’s calculation of the Initial Cash Amount.

(b)

If  neither Owner provides a notice to Parent setting forth in reasonable detail such Owner’s objections to the Closing Statement (a “Closing Statement Objection Notice”), on or before the 30th day following effectiveness of the delivery of the Closing Statement, then the Closing Statement shall become final and binding on the parties on the 31st day following effectiveness of the delivery of the Closing Statement.

(c)

If either Owner delivers a Closing Statement Objection Notice on or before the 30th day following effectiveness of the delivery of the Closing Statement, then the Parent and the Owners shall negotiate in good faith to resolve all controversies concerning the Closing Statement, and if Parent and the Owners are unable, despite those good faith negotiations, to resolve all controversies concerning the Closing Statement on or before the 30th day following effectiveness of the delivery of the Closing Statement, then the Parent and the Owners agree that any unresolved controversies concerning the Closing Statement will be exclusively resolved under Section 2.5.

(d)

If the Initial Cash Amount (calculated using the Estimated Closing Statement) exceeded the amount that would have been payable if the Initial Cash Amount was calculated using the final and binding Closing Statement (rather than the Estimated Closing Statement), then that excess is referred to as a “Closing Cash Excess” and, effective as of the date on which the Closing Statement becomes final and binding under Section 2.4(b) or Section 2.5, each Owner shall be liable to the Parent for 50% of such Closing Cash Excess. With respect to each Owner, if such Owner’s Note remains outstanding as of such date, then such liability shall be setoff against amounts otherwise payable under such Owner’s Note, and to the extent that such liability exceeds the amounts otherwise payable under such Owner’s Note or if such Owner’s Note is not then outstanding, then within five (5) Business Days after the Closing Statement becomes final and binding under Section 2.4(b) or Section 2.5, such Owner shall pay the remaining balance of such liability to the Parent via wire transfer of immediately available funds to an account designated by the Parent; provided that, such Owner shall have the right, but not the obligation, to satisfy up to 92.86% of such Owner’s obligation to pay the remaining balance of such liability by surrendering, within such five (5) Business Days, that number of Closing Shares determined by such applicable percentage (up to 92.86%) of the remaining balance of such liability by $2.50 per share (adjusted for any stock splits, reverse splits or recapitalizations). By way of example, if such liability (i.e. after setoff against the Note) is $100,000, and an Owner determines to satisfy 70% of such liability by surrender of Closing Shares, then the Owner shall surrender 28,000 Closing Shares and pay $30,000 in cash via wire transfer.

(e)

If the Initial Cash Amount (calculated using the Estimated Closing Statement) was less than the amount that would have been payable if the Initial Cash Amount was calculated using the final and binding Closing Statement (rather than the Estimated Closing Statement) then that deficit is referred to as a “Closing Cash Deficit” and within five (5) Business Days after the Closing Statement becomes final and binding under Section 2.4(b) or Section 2.5, the Parent shall pay the Closing Cash Deficit to the Owners via wire transfer of immediately available funds to accounts designated by the Owners.

2.5.

Arbitration of Initial Cash Amount Controversies by Independent Accountant.

(a)

The Parent and the Owners agree that (i) any unresolved controversies concerning the Closing Statement will be exclusively resolved by final, binding and non-appealable arbitration, (ii) this agreement to arbitrate contained in this Section 2.5 is subject to and governed by the Federal Arbitration Act, and (iii) Section 4 of the Federal Arbitration Act will be applicable to any failure, neglect or refusal of a party to arbitrate in accordance with this Section 2.5. Any unresolved controversy that may be relevant to the figures in the Closing Statement or the rights or obligations of the parties in Section 2.5, but does not specifically involve the calculations in the Closing Statement or the application of the principles stated in Schedule 2.4(a), is not subject to arbitration under this Section 2.5, and is instead subject to the dispute resolution provisions set forth in Section 8.7.

(b)

The Owners and the Parent shall use reasonable efforts to seek to engage a mutually agreeable regionally recognized independent accounting firm, with the lead engagement partner experienced in M&A purchase price disputes, to act as the arbitrator. The Person engaged by the Parent and the Owners as the arbitrator under this Section 2.5 is referred to as the “Independent Accountant.” When seeking to engage the Independent Accountant, the Parent and the Owners shall use reasonable efforts to cause the Independent Accountant to agree, in writing, that the following procedures shall govern the arbitration conducted by the Independent Accountant, among other procedures and principles that the Owners, the Parent and the Independent Accountant agree upon in the Independent Accountant’s engagement letter:

(i)

On the time frame specified in the engagement letter, each of the Owners and the Parent shall have the right to make an initial written submission to the other party and the Independent Accountant regarding each unresolved controversy concerning the Closing Statement;

(ii)

On the time frame specified in the engagement letter, each of the Parent and the Owners shall have the right to make a rebuttal submission regarding the other’s initial written submission;

(iii)

The Independent Accountant shall make its determinations based solely upon GAAP, this Agreement, including Schedule 2.4(a), the Estimated Closing Statement, the Closing Statement, the Closing Statement Objection Notice, and the initial written submissions and rebuttal written submissions of the Parent, on the one hand, and the Owners, on the other hand;

(iv)

The Independent Accountant shall not presume that either the Parent’s or the Owners’ written submissions are more or less credible solely due to the identity of the Parent or the Owners as the preparer of the submissions; and

(v)

The Independent Accountant shall provide a final written short-form report summarily explaining the rationale and bases for each of its determinations regarding unresolved controversies concerning the Closing Statement to the Parent and the Owners, including, a Closing Statement prepared by the Independent Accountant or selected from the Owners’ or the Parent’s initial or rebuttal written submissions; except that if the Independent Accountant prepares a Closing Statement rather than selecting from the Owners’ or the Parent’s written submissions, the Independent Accountant may not determine that the Purchase Price is greater than the Purchase Price specified in the Owners’ written submission or less than the Purchase Price specified in the Parent’s written submissions.

(c)

Each of the Owners and the Parent shall provide to each other and the Independent Accountant any documents and information that the Owners, the Parent or Independent Accountant, as applicable, reasonably requests in connection with the unresolved controversies concerning the Closing Statement, except for documents and information that a party reasonably believes is protected by the work-product doctrine or attorney-client privilege of that party.

(d)

Notwithstanding anything to the contrary in the engagement letter with the Independent Accountant, the Parent, on the one hand, and the Owners, on the other hand, shall each bear that percentage of the fees and costs of the Independent Accountant that is equal to the percentage of the Initial Cash Amount in controversy that is awarded to the other party, and shall promptly, pay its respective percentage of the fees and costs when due. By way of example, if the amount in controversy is $100,000, and the Independent Accountant awards 70% of that amount to the Parent, then the Owners shall be responsible for 70% of the fees and costs of the Independent Accountant and the Parent, on the one hand, shall be responsible for 30% of the fees and costs of the Independent Accountant, on the other hand. If the Parent, on the one hand, or the Owners, on the other hand, pays the other party’s respective percentage of the fees and costs, then the other party shall promptly reimburse the Parent or Owners, as applicable.

(e)

The Owners and the Parent agree that the Closing Statement prepared or selected, as applicable, by the Independent Accountant, and set forth in the Independent Accountant’s final written report shall become final and binding upon delivery to the Owners and the Parent of the final written report.

2.6.

Earnout.

(a)

The following terms have the meanings set forth below:

(i)

“COGS” means, with respect to a particular Earnout Period and with respect to the Eligible Revenues, (A) the product cost of goods sold, (B) sample purchases, (C) inventory shrinkage (for damages/lost inventory), (D) processing fees (including staging, plate fees, printing and similar fees), (E) freight in, (F) shipping expense, (G) customs, duties and tariffs, (H) credit card fees, (I) warehouse supplies (including boxes, tape, pallet wrap, and similar items), (J) cost of revenue share agreements, and (K) any other items that would customarily contribute to cost of goods sold under U.S. GAAP, in each case, during such Earnout Period.

(ii)

“Earnout Amount” means the Earnout Period I Earnout Amount, Earnout Period II Earnout Amount, Earnout Period III Earnout Amount or Earnout Period IV Earnout Amount, as the case may be, and the term “Earnout Amounts” means the sum of the foregoing amounts.

(iii)

“Earnout Period” means Earnout Period I, Earnout Period II, Earnout Period III or Earnout Period IV, as the case may be.

(iv)

“Earnout Period I” means the two month period commencing on May 1, 2017 and ending on June 30, 2017.

(v)

“Earnout Period I Earnout Amount” means $85,000, solely to the extent that the Gross Profit for Earnout Period I equals or exceeds $333,333.

(vi)

“Earnout Period II” means the four month period commencing on May 1, 2017 and ending on August 31, 2017.

(vii)

“Earnout Period II Earnout Amount” means $85,000, solely to the extent that the Gross Profit for Earnout Period II equals or exceeds $666,667.

(viii)

“Earnout Period III” means the six month period commencing on May 1, 2017 and ending on October 31, 2017.

(ix)

“Earnout Period III Earnout Amount” means $85,000, solely to the extent that the Gross Profit for Earnout Period III equals or exceeds $1,062,500.

(x)

“Earnout Period IV” means the twelve month period commencing on May 1, 2017 and ending on April 30, 2018.

(xi)

“Earnout Period IV Cash Amount” means the applicable amount set forth in Schedule 2.6(a).

(xii)

“Earnout Period IV Earnout Amount” means the applicable amount set forth in Schedule 2.6(a).

(xiii)

“Earnout Period IV Share Amount” means the applicable amount set forth in Schedule 2.6(a).

(xiv)

“Earnout Period IV Shares” means the number of shares of common stock of the Parent equal to the result obtained by dividing (A) the Earnout Period IV Share Amount by (B) $2.50.

(xv)

“Eligible Revenues” means, with respect to a particular Earnout Period, aggregate revenue from (A) all vaporizer product and sample sales (i.e. cartridges, batteries, outer-packaging, chargers, and related accessories) during such Earnout Period (whether derived from the Target’s customers or any customer of the Parent or any of its other Affiliates), and (B) any product revenues derived from the Target’s existing customers as of the Closing Date or any customers originated by or under the direction of either Owner after the Closing Date with respect to which the Parent or its Affiliates did not then have an existing arrangement, in all the foregoing instances, less discounts, rebates, returns and credits arising during such Earnout Period.

(xvi)

“Gross Profit” with respect to a particular Earnout Period, Eligible Revenues for such Earnout Period minus COGS for such Earnout Period.

(b)

No later than 30 days after each Earnout Period, the Parent shall provide to the Owners a statement (an “Earnout Statement”) setting forth in reasonable detail the Parent’s calculation of the Earnout Amount for that Earnout Period, which calculation shall be made by the Parent in a manner consistent with the principles stated in Schedule 2.6(b). For avoidance of doubt, if an applicable threshold to receive an Earnout Amount for a particular Earnout Period is not met, then there shall be no “catch-up” payment in a later period, and any right to that Earnout Amount for that particular Earnout Period shall terminate upon failure to achieve the applicable threshold, but the right to an Earnout Amount for subsequent Earnout Periods shall not be affected by any such termination with respect to an Earnout Amount for such prior Earnout Period.  The parties further acknowledge and understand that each threshold for an Earnout Amount applies solely for that particular Earnout Period.

(c)

If neither Owner provides a notice to the Parent setting forth in reasonable detail the Owners’ objections to the Earnout Statement (an “Earnout Statement Objection Notice”), on or before the 15th day following effectiveness of the delivery of the Earnout Statement, then the Earnout Statement shall become final and binding on the parties on the 16th day following effectiveness of the delivery of the Closing Statement.

(d)

If either Owner delivers an Earnout Statement Objection Notice on or before the 15th day following effectiveness of the delivery of an Earnout Statement, then the Parent and Owners shall negotiate in good faith to resolve all controversies concerning the Earnout Statement, and if Parent and Owners are unable, despite those good faith negotiations, to resolve all controversies concerning the Earnout Statement on or before the 30th day following effectiveness of the delivery of the Earnout Statement, then Parent and the Owners agree that any unresolved controversies concerning the Earnout Statement will be exclusively resolved under Section 2.7.

(e)

Within five (5) Business Days after an Earnout Statement becomes final and binding under Section 2.6(c) or Section 2.7, the Parent shall, subject to Section 7.21, pay the applicable Earnout Amount, if any, to the Owners via wire transfer of immediately available funds to accounts designated by the Owners, except that with respect to Earnout Period IV Earnout Amount, if any, the Parent shall pay the Earnout Period IV Cash Amount via wire transfer of immediately funds to accounts designated by the Owners, and subject to Section 2.6(f), the Parent shall issue the Earnout Period IV Shares to the Owners.

(f)

The Parent shall not be required to issue any Earnout Period IV Shares to a particular Owner unless such Owner reaffirms in writing on a form provided by Parent that the representations and warranties of such Owner set forth in Section 3.1 are true and correct as of immediately prior to the issuance, and if such Owner fails to execute and deliver such written reaffirmation when requested by Parent, such Owner shall not be entitled to receive, and the Parent shall not be required to pay, cash in lieu of the issuance the Earnout Period IV Shares to such Owner.

(g)

The Owners acknowledge and agree that the Parent’s obligations with respect to the operation of the business of the Target shall be limited to operating the business of the Parent and the Target in good faith, and not acting or omitting to act with the primary intent of reducing amounts, or preventing the increase of amounts, payable to the Owners under this Section 2.6.

(h)

Through the end of Earnout Period IV, the Parent shall maintain separate accounting books and records for the Target and other records reasonably necessary to support the calculation of each Earnout Amount.

2.7.

Arbitration of Earnout Statement Controversies by Independent Accountant.

(a)

The Parent and the Owners agree that (i) any unresolved controversies concerning any Earnout Statement will be exclusively resolved by final, binding and non-appealable arbitration, (ii) this agreement to arbitrate contained in this Section 2.7 is subject to and governed by the Federal Arbitration Act, and (iii) Section 4 of the Federal Arbitration Act will be applicable to any failure, neglect or refusal of a party to arbitrate in accordance with this Section 2.7. Any unresolved controversy that may be relevant to the figures in the Earnout Statement or the rights or obligations of the parties in Section 2.6, but does not specifically involve the calculations in the Earnout Statement or the application of the principles stated in Schedule 2.6(b), is not subject to arbitration under this Section 2.7, and is instead subject to the dispute resolution provisions set forth in Section 8.7.

(b)

The Owners and the Parent shall use reasonable efforts to seek to engage a mutually agreeable regionally recognized independent accounting firm, with the lead engagement partner experienced in M&A purchase price disputes, to act as the arbitrator. The Person engaged by the Parent and the Owners as the arbitrator under this Section 2.7 is referred to as the “Earnout Independent Accountant.” When seeking to engage the Earnout Independent Accountant, the Parent and the Owners shall use reasonable efforts to cause the Earnout Independent Accountant to agree, in writing, that the following procedures shall govern the arbitration conducted by the Earnout Independent Accountant, among other procedures and principles that the Owners, the Parent and the Earnout Independent Accountant agree upon in the Earnout Independent Accountant’s engagement letter:

(i)

On the time frame specified in the engagement letter, each of the Owners and the Parent shall have the right to make an initial written submission to the other party and the Earnout Independent Accountant regarding each unresolved controversy concerning the Earnout Statement;

(ii)

On the time frame specified in the engagement letter, each of the Parent and the Owners shall have the right to make a rebuttal submission regarding the other’s initial written submission;

(iii)

The Earnout Independent Accountant shall make its determinations based solely upon GAAP, this Agreement, including Schedule 2.6(b), the Earnout Statement, the Earnout Statement Objection Notice, and the initial written submissions and rebuttal written submissions of the Parent, on the one hand, and the Owners, on the other hand;

(iv)

The Earnout Independent Accountant shall not presume that either the Parent’s or the Owners’  written submissions are more or less credible solely due to the identity of the Parent or the Owners as the preparer of the submissions; and

(v)

The Earnout Independent Accountant shall provide a final written short-form report summarily explaining the rationale and bases for each of its determinations regarding unresolved controversies concerning the Earnout Statement to the Parent and the Owners, including, an Earnout Statement prepared by the Earnout Independent Accountant or selected from the Owners’  or the Parent’s initial or rebuttal written submissions; except that if the Earnout Independent Accountant prepares an Earnout Statement rather than selecting from the Owners’  or the Parent’s written submissions, the Earnout Independent Accountant may not determine that the Earnout Amount is greater than the Earnout Amount specified in the Owners’  written submission or less than the Earnout Amount specified in the Parent’s written submissions.

(c)

Each of the Owners and the Parent shall provide to each other and the Earnout Independent Accountant any documents and information that the Owners, the Parent or Earnout Independent Accountant, as applicable, reasonably requests in connection with the unresolved controversies concerning the Earnout Statement, except for documents and information that a party reasonably believes is protected by the work-product doctrine or attorney-client privilege of that party.

(d)

Notwithstanding anything to the contrary in the engagement letter with the Earnout Independent Accountant, the Parent, on the one hand, and the Owners, on the other hand, shall each bear that percentage of the fees and costs of the Earnout Independent Accountant that is equal to the percentage of the Earnout Amount in controversy that is awarded to the other party, and shall promptly, pay its respective percentage of the fees and costs when due. By way of example, if the amount in controversy is $100,000, and the Earnout Independent Accountant awards 70% of that amount to the Parent, then the Owners shall be responsible for 70% of the fees and costs of the Earnout Independent Accountant and the Parent, on the one hand, shall be responsible for 30% of the fees and costs of the Earnout Independent Accountant, on the other hand. If the Parent, on the one hand, or the Owners, on the other hand, pays the other party’s respective percentage of the fees and costs, then the other party shall promptly reimburse the Parent or the Owners, as applicable.

(e)

The Owners and the Parent agree that the Earnout Statement prepared or selected, as applicable, by the Earnout Independent Account, and set forth in the Earnout Independent Accountant’s final written report shall become final and binding upon delivery to the Owners and the Parent of the final written report.

3.

Representations and Warranties Concerning the Owners and the Holdcos.

Nicols represents and warrants that each statement concerning Nicols and Lancer in this Article 3 is accurate as of the date of this Agreement.  Manasse represents and warrants that each statement concerning Manasse and Walnut in this Article 3 is accurate as of the date of this Agreement. References to an “Owner’s Holdco” are references to (a) Lancer, if the applicable Owner making the statement is Nicols, and (b) Walnut, if the applicable Owner making the statement is Manasse.

3.1.

Securities Representations.

(a)

Such Owner has had an opportunity to discuss the Parent’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Parent’s management. Such Owner has relied on his or her own independent investigation of the Parent in determining whether or not to accept the Shares. Such Owner understands and accepts that ownership of the Shares involves various risks, and that he is able to bear any loss associated with an investment in the Shares. Such Owner confirms that he is not relying on any communication (written or verbal) of the Parent or any of its Affiliates or Representatives as investment advice or as a recommendation to purchase the Shares. It is understood that information and explanations provided to such Owner by the Parent or any of its Affiliates or Representatives shall not be considered investment advice or a recommendation to purchase the Shares, and that none of the Parent nor any of its Affiliates or Representatives is acting or has acted as an advisor to such Owner in deciding to invest in the Shares.  Such Owner understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of an investment in the Shares.

(b)

 The Shares are being acquired by such Owner for investment for such Owner’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Owner has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Owner does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

(c)

Such Owner understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Owner’s representations as stated herein.  Such Owner acknowledges and understands that the shares are subject to restrictions on transfer set forth in Section 6.9.  Such Owner understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Owner must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, and that such restrictions may nevertheless be applicable after expiration of the applicable period described in Section 6.9.  Such Owner acknowledges that the Parent has no obligation to register or qualify the Shares for resale.  Such Owner further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Parent which are outside of such Owner’s control, and which the Parent is under no obligation and may not be able to satisfy.  Such Owner acknowledges and understands that such requirements may continue to be applicable after expiration of the applicable period described in Section 6.9.

(d)

Such Owner understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

(i)

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)

THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”; and

(iii)

any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

(e)

Such Owner acknowledges that neither the Parent nor any other Person offered to sell the Shares by means of any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(f)

Such Owner is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)

Such Owner resides in the State of California.

3.2.

Release.

 Such Owner has not transferred, assigned, or otherwise disposed of any part of or interest in any Released Claim.

3.3.

Capitalization and Ownership.

 Such Owner owns all of the issued and outstanding Equity Securities of such Owner’s Holdco, free and clear of all Encumbrances. Such outstanding Equity Securities were issued to and are held by such Owner of record in uncertificated form.  Such Owner’s Holdco does not have any outstanding subscription, option, warrant, call or exchange right, convertible security, or other contract or other obligations in effect giving any Person the right to acquire (whether by preemptive rights or otherwise) any Equity Security of such Owner’s Holdco. The authorized Equity Securities of such Owner’s Holdco consist of the number of shares of common stock set forth on Schedule 3.2.  All of the outstanding Equity Securities of such Owner’s Holdco have been duly authorized and validly issued and are fully paid and nonassessable.  No outstanding Equity Security or other security of such Owner’s Holdco was issued in violation of the Securities Act or any other Law.

3.4.

Organization and Good Standing.

 Such Owner’s Holdco is a corporation, duly organized, validly existing and in good standing in the State of California. Such Owner has previously delivered true, correct and complete copies of the Organizational Documents of such Owner’s Holdco which are in effect as of immediately prior to the Effective Time. Such Owner’s Holdco is not in violation of any of its Organizational Documents. Such Owner’s Holdco is in good standing with the California Franchise Tax Board and the Secretary of State of the State of California, and is not required to qualify to do business as a foreign entity in any jurisdiction.

3.5.

Enforceability, Capacity and Authority.

(a)

This Agreement and each of the other Transaction Documents to which such Owner is a party has been duly executed and delivered by such Owner and constitutes the legal, valid, and binding obligation of such Owner, enforceable against such Owner in accordance with its terms.  Upon the execution and delivery by each party to this Agreement and by each party to each other Transaction Document, this Agreement and each other Transaction Document will constitute the legal, valid, and binding obligation of such Owner (if such Owner is a party thereto), enforceable against such Owner in accordance with its terms.  Each Owner has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform his obligations under, this Agreement and each of the other Transaction Documents to which he is a party.

(b)

This Agreement and each of the other Transaction Documents to which such Owner’s Holdco is a party has been duly executed and delivered by such Owner’s Holdco and constitutes the legal, valid, and binding obligation of such Owner’s Holdco, enforceable against such Owner’s Holdco in accordance with its terms.  Upon the execution and delivery by each party to this Agreement and by each party to each other Transaction Document, this Agreement and each other Transaction Document will constitute the legal, valid, and binding obligation of such Owner’s Holdco (if such Owner’s Holdco is a party thereto), enforceable against such Owner’s Holdco in accordance with its terms.  Each Owner’s Holdco has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement and each of the other Transaction Documents to which it is a party.

3.6.

No Business Activities or Subsidiaries.

 Such Owner’s Holdco has not conducted any business and has acted solely as a holding company with respect to Equity Securities of the Target.  Such Owner’s Holdco does not own, and is not a party to or bound by any contract to acquire, any Equity Security or other security of any Person other than the Target or any direct or indirect equity or ownership interest in any other business.  Such Owner’s Holdco is not obligated to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any Person other than the Target. Such Owner’s Holdco owns no real property and is not a party to any lease or sublease of real property.

3.7.

No Undisclosed Liabilities.

Except for (a) liabilities with respect to Taxes with respect to Pre-Closing Tax Periods and (b) liabilities set forth on Schedule 3.7, such Owner’s Holdco has no liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

3.8.

No Proceedings or Threatened Claims.

There are no Proceedings that (a) are currently pending, (b) have been settled or otherwise resolved, or (c) to the Knowledge of such Owner, have been threatened, whether verbally or in writing, in each case, with respect to such Owner’s Holdco.

3.9.

No Orders.

Such Owner’s Holdco is not subject to any Order.

3.10.

Compliance with Law.

Except as set forth on Schedule 3.10, such Owner’s Holdco is in compliance with applicable Laws and has been in compliance with applicable Laws since the date of its incorporation.

3.11.

Taxes.

(a)

Such Owner’s Holdco has timely filed all Income Tax Returns and other material Tax Returns required to be filed by or with respect to such Owner’s Holdco and such Tax Returns were complete and accurate in all material respects.  Such Owner has delivered to Parent copies of all U.S. federal Income Tax Returns filed with respect to, examination reports relating to, and statements of deficiencies assessed against or agreed to by, such Owner’s Holdco for the last three (3) Tax years.  All material Taxes that were due and owing by such Owner’s Holdco have been paid.

(b)

There is no material dispute or claim concerning any Tax liability of such Owner’s Holdco either (A) claimed or raised by any authority in writing or (B) as to which any of such Owner and the directors and officers of such Owner’s Holdco has knowledge.  There are no liens for Taxes upon the assets of such Owner’s Holdco except liens relating to current Taxes not yet due and payable.

(c)

Such Owner’s Holdco is not currently a beneficiary of any extension of time within which to file any Tax Return.  Such Owner’s Holdco has not granted on its behalf any extension or waiver of the statute of limitations period applicable to any Tax Return or within which any Tax may be assessed or collected by any Governmental Authority, which period (after giving effect to such extension or waiver) has not yet expired.

(d)

Such Owner’s Holdco has not received written notice of any claim by a Governmental Authority in a jurisdiction where such Owner’s Holdco does not file Tax Returns that such Owner’s Holdco is or may be subject to taxation by that jurisdiction.

(e)

On the applicable date set forth on Schedule 3.11(e), such Owner’s Holdco made a valid election under Section 1362 of the Code to be treated as an “S corporation” and has at all times since the date of such election qualified as an “S corporation” for purposes of the Code.  With respect to all states which for state Tax purposes allow a corporation to be treated as an “S corporation” or similar entity entitled to special Tax treatment, all elections for such treatment have been properly and validly made with respect to such Owner’s Holdco in such states and such Owner’s Holdco has complied at all times with all applicable requirements and filing procedures for such treatment.

(f)

Such Owner’s Holdco shall not be subject to Tax under Section 1374 of the Code in connection with the transactions contemplated by this Agreement.  During the past five (5) years, such Owner’s Holdco has not (i) acquired assets from another corporation in a transaction in which such Owner’s Holdco’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation that is a qualified subchapter S subsidiary.

(g)

Such Owner’s Holdco has not participated in a “reportable transaction” as defined in section 6707A(c)(1) of the Code and section 1.6011-4(b)(1) of the Treasury Regulations or any corresponding or similar provision of state or local law.

(h)

Such Owner’s Holdco will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)

change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)

use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(iii)

“closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date;

(iv)

intercompany transactions or any excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law);

(v)

installment sale or open transaction disposition made on or prior to the Closing Date; or

(vi)

prepaid amount received on or prior to the Closing Date.

(i)

Such Owner’s Holdco is not a party to any Tax sharing arrangement, Tax indemnity arrangement, or other similar arrangement that is currently in effect (other than with respect to standard terms and conditions of an agreement for the purchase or sale of products or services in the ordinary course of business including any standard customer software license).

(j)

Such Owner’s Holdco has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(k)

Such Owner’s Holdco does not have any liability for Taxes of another entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law).

(l)

Such Owner’s Holdco is not a party to any agreement, contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law) or (ii) any amount that will not be fully deductible as a result of Code §162(m) (or any corresponding provision of state, local, or non-U.S. Tax law).

3.12.

Bank Accounts.

 Schedule 3.12 sets forth (a) the name of each bank, trust company or other financial institution and stock or other broker with which such Owner’s Holdco has an account, credit line or safe deposit box or vault, (b) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (c) the account number for each such account, safe deposit box or vault, (d) the purpose of each such account, safe deposit box or vault and (e) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of such Owner’s Holdco in matters concerning its business or affairs.  No such proxies, powers of attorney or other like instruments are irrevocable.

3.13.

Books and Records.

(a)

The books of account and other records of such Owner’s Holdco, all of which have been made available to the Parent, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (whether or not such Owner’s Holdco is subject to that Section).  Such Owner’s Holdco has implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)

The minute books of such Owner’s Holdco contain complete and correct records of all meetings held of, and actions taken by written consent of, the holders of voting securities, the board of directors or Persons exercising similar authority, and committees of the board of directors or such Persons of such Owner’s Holdco, and no meeting of any such holders, board of directors, Persons, or committee has been held, and no other action has been taken, for which minutes or other evidence of action have not been prepared and are not contained in such minute books.  Such Owner’s Holdco has at all times maintained complete and correct records of all issuances and transfers of its Equity Securities.  All such minute books and records are in the possession of such Owner’s Holdco and located at the applicable locations set forth on Schedule 3.13(b).

3.14.

No Conflict.

(a)

Neither the execution and delivery of this Agreement nor the consummation or performance of any transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or violate (A) any Organizational Document of any such Owner’s Holdco, or (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of such Owner’s Holdco; (ii) contravene, conflict with, violate, result in the loss of any benefit to which any such Owner’s Holdco is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by such Owner’s Holdco, other than the termination of such Owner’s Holdco’s S election at the Effective Time by virtue of the Merger; (iii) breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any contract to which such Owner’s Holdco is a party; or (iv) result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by such Owner’s Holdco.

(b)

Such Owner’s Holdco is not required to give notice to, or obtain consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any transaction contemplated by this Agreement.

3.15.

Related Party Transactions.

 Except for such Owner’s Holdco’s ownership of membership interests in the Target, and any employment relationship between such Owner and the Target, neither such Owner and nor any of his Affiliates has directly or indirectly had business dealings or a material financial interest in any transaction with the Target.

3.16.

No Broker.

 None of such Owner, such Owner’s Holdco or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or transactions contemplated by this Agreement.

4.

Representations and Warranties Concerning the Target.

Each Owner represents and warrants, on a joint and several basis with the other Owner, that each statement in this Article 4 is accurate as of the date of this Agreement.

4.1.

Capitalization and Ownership.

 The Holdcos own all of the Equity Securities of the target. The Target does not have any outstanding subscription, option, warrant, call or exchange right, convertible security, or other contract or other obligations in effect giving any Person the right to acquire (whether by preemptive rights or otherwise) any Equity Security of the Target.  The authorized Equity Securities of the Target consist of membership interests set forth on Schedule 4.1.  All of the outstanding Equity Securities of the Target have been duly authorized and validly issued and are fully paid and nonassessable.  No outstanding Equity Security or other security of the Target was issued in violation of the Securities Act or any other Law.  The Target has not been owned by any Person other than the Holdcos or the Owners at any time since the Target’s formation.

4.2.

Organization and Good Standing.

 The Target is a limited liability company duly organized, validly existing and in good standing in the State of California. The Owners have previously delivered true, correct and complete copies of the Organizational Documents of the Target which are in effect as of immediately prior to the Effective Time. The Target is not in violation of any of its Organizational Documents. The Target is in good standing with the California Franchise Tax Board and the Secretary of State of the State of California, and is not required to qualify to do business as a foreign entity in any jurisdiction.

4.3.

No Subsidiaries.

 The Target does not own, and is not a party to or bound by any contract to acquire, any Equity Security or other security of any Person or any direct or indirect equity or ownership interest in any other business.  The Target is not obligated to provide funds to or make any investment (whether in the form of a loan, capital contribution, or otherwise) in any Person.

4.4.

No Conflict.

 Except as set forth in Schedule 4.4, neither the execution and delivery of this Agreement nor the consummation or performance of any transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or violate (A) any Organizational Document of the Target, or (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of the Target; (ii) contravene, conflict with, violate, result in the loss of any benefit to which any the Target is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Target; (iii) breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any contract to which the Target is a party; or (iv) result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by the Target.

4.5.

Financial Statements.

 Schedule 4.5 sets forth:  (a) unaudited balance sheets of the Target as at August 31, 2016 (the “Balance Sheet Date”) and as at August 31, 2015, and the related unaudited statements of income, changes in members’ equity, and cash flows for each of the fiscal years ended on such dates (collectively, the “Annual Financial Statements”), and (b) an unaudited balance sheet (the “Interim Balance Sheet”) of the Target as at February 28, 2017 (the “Interim Balance Sheet Date”), and the related unaudited statements of income, changes in members’ equity, and cash flows for the six (6) months then ended (collectively, the “Interim Financial Statements”, and together with the Annual Financial Statements, the “Financial Statements”).  The Financial Statements (i) fairly present the consolidated financial condition and the results of operations, changes in members’ equity, and cash flows of the Target as at the respective dates of, and for the periods referred to in, the Financial Statements, and (ii) were prepared in accordance with GAAP, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (that, if presented, would not differ materially from those included in the Annual Financial Statements).  The Financial Statements reflect the consistent application of GAAP throughout the periods involved.  No financial statements of any Person other than the Target Companies are required by GAAP to be included or reflected in the Financial Statements.  The Financial Statements were prepared from, and are consistent with, the accounting records of the Target.

4.6.

Books and Records.

(a)

The books of account and other records of the Target, all of which have been made available to the Parent, are complete and correct, represent actual, bona fide transactions, and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (whether or not such Owner’s Holdco is subject to that Section).  The Target has implemented and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)

The minute books of the Target contain complete and correct records of all meetings held of, and actions taken by written consent of, the holders of voting securities, the board of directors or Persons exercising similar authority, and committees of the board of directors or such Persons of the Target, and no meeting of any such holders, board of directors, Persons, or committee has been held, and no other action has been taken, for which minutes or other evidence of action have not been prepared and are not contained in such minute books.  The Target has at all times maintained complete and correct records of all issuances and transfers of its Equity Securities.  All such minute books and records are in the possession of the Target and located at the applicable locations set forth on Schedule 4.6(b).

4.7.

No Undisclosed Liabilities.

Except as set forth in Schedule 4.7 or as reflected in the Estimated Closing Statement, the Target has no liability or obligation of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) other than liabilities or obligations to the extent shown on the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheet.

4.8.

Accounts Receivable.

All accounts receivable of the Target, whether or not reflected on the Estimated Closing Statement or the Interim Balance Sheet, represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.  The accounts receivable of the Target are current and collectible net of the reserve shown on the Interim Balance Sheet (which reserve is adequate and calculated consistent with past practice in the preparation of the Financial Statements).  Subject to such reserve, each of the accounts receivable either has been or will be collected in full, without any setoff, expense, or other reduction, within 90 days after the day on which it first becomes due and payable.  There is no contest, claim, defense, or right of setoff, other than returns in the Ordinary Course of Business, with respect to any account receivable.  Schedule 4.8 lists, and sets forth the aging of, all accounts receivable set forth on the Estimated Closing Statement.

4.9.

Inventories.

 All inventories of the Target, whether or not reflected on the Interim Balance Sheet or the Estimated Closing Statement, consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business.  The Target is not in possession of any goods not owned by the Target.  Except as set forth in Schedule 4.9, the inventories (other than goods in transit) of the Target are located on the premises of the Target.  The reserve for obsolescence with respect to inventories is adequate and calculated consistent with past practice.  Inventories that were purchased after the Interim Balance Sheet Date were purchased in the Ordinary Course of Business at a cost not exceeding market prices prevailing at the time of purchase for items of similar quality and quantity.  The quantities of each item of inventory are not excessive, but are reasonable for the continued operation of the Target in the Ordinary Course of Business.

4.10.

Real and Personal Property.

(a)

The Target does not own any real property. Other than the lease with respect to the premises located at 15711 Condon Avenue, Units A5 & A6, Lawndale, California, 90260 (such lease, as amended from time to time, the “Lease” and such premises, the “Leased Real Property”), the Target does not lease any real estate as a lessee or sub-lessee or any other capacity. The Owners have previously provided the Parent with a true, correct and complete copy of the Lease, and such Lease contains the entire agreement between the landlord and the Target regarding the Leased Real Property. The Target’s interests in the Leased Real Property are owned by the Target free and clear of all Encumbrances, variances, or limitations of any nature, other than Permitted Encumbrances.  A certificate of occupancy is in full force and effect for the Leased Real Property and the uses thereof being made by the Target do not violate any applicable zoning, subdivision, land use, or other Law.  No Person has a right to acquire any interest in the Target’s interests in the Leased Real Property.  The Target is in full compliance with all terms and requirements of the Lease.  To the Knowledge of the Owners, each other Person that has or had any obligation or liability under the Lease is in full compliance with all applicable terms and requirements of the Lease.

(b)

The Target owns all tangible personal property reflected as owned in the Interim Balance Sheet or the Estimated Closing Statement (other than inventory sold since the Interim Balance Sheet Date in the Ordinary Course of Business), free and clear of all Encumbrances, other than Permitted Encumbrances.  All the tangible personal property purchased or otherwise acquired by the Target since the Interim Balance Sheet Date (other than inventory acquired and sold since the Interim Balance Sheet Date in the Ordinary Course of Business) is owned by the Target free and clear of all Encumbrances, other than Permitted Encumbrances.  A copy of the fixed asset register of the Target has been delivered to the Parent.  Such register contains a complete and correct list of the fixed assets of the Target as of the Closing Date.

4.11.

Condition and Sufficiency of Assets.

(a)

The buildings, plants, structures, and equipment owned or leased by the Target are structurally sound, in good operating condition and repair, and adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs other than ordinary, routine maintenance that is not material in nature or cost.

(b)

The assets owned and leased by the Target constitute all the assets used in connection with the business of the Target.  Such assets constitute all the assets necessary for the Target to continue to conduct its business following the Closing Date as it is currently being conducted.

4.12.

No Proceedings or Threatened Claims.

There are no Proceedings that (a) are currently pending, (b) have been settled or otherwise resolved, or (c) to the Knowledge of the Owners, have been threatened, whether verbally or in writing, in each case, with respect to the Target.

4.13.

No Orders.

The Target is not subject to any Order.

4.14.

Compliance with Law; Governmental Authorizations.

(a)

Except as set forth in Schedule 4.14(a), the Target is in compliance with applicable Laws and has been in compliance with applicable Laws since the date of its formation.

(b)

The Target has not received any notice or other communication (whether verbal or written) from any Governmental Authority or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Law.

(c)

Schedule 4.14(c) lists each Governmental Authorization that is held by the Target or that otherwise relates to the business of, or to any assets owned or used by, the Target.  Each Governmental Authorization listed in Schedule 4.14(c) is valid and in full force and effect.  Except as set forth in Schedule 4.14(c):

(i)

the Target has at all times been in compliance with each Governmental Authorization;

(ii)

no event has occurred or circumstance exists that could (with or without notice or lapse of time) (A) constitute or result, directly or indirectly, in a violation of, or a failure on the part of the Target to comply with, any Governmental Authorization listed in Schedule 4.14(c), or (B) result, directly or indirectly, in the revocation, suspension, cancellation, termination, or modification of any Governmental Authorization;

(iii)

the Target has not received any notice or other communication (whether verbal or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, or potential violation of, or failure to comply with, any Governmental Authorization, or (B) any actual, proposed, or potential revocation, suspension, cancellation, termination, or modification of any Governmental Authorization; and

(iv)

all applications required to have been filed for the renewal or reissuance of the Governmental Authorizations listed in Schedule 4.14(c) have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

(d)

The Governmental Authorizations listed in Schedule 4.14(c) constitute all Governmental Authorizations necessary to permit the Target lawfully to continue to conduct its business in the manner in which it conducts such business and to own and use its assets in the manner in which it owns and uses such assets.

4.15.

Taxes.

(a)

The Target has timely filed all Income Tax Returns and other material Tax Returns required to be filed by or with respect to the Target and such Tax Returns were complete and accurate in all material respects. Target has delivered to Parent copies of all U.S. federal income Tax Returns filed with respect to, examination reports relating to, and statements of deficiencies assessed against or agreed to by, Target for the last three Tax years.  All material Taxes that were due and owing by the Target have been paid.

(b)

(b)

There is no material dispute or claim concerning any Tax liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Owners and the directors and officers of the Target has knowledge.  There are no liens for Taxes upon the assets of Target except liens relating to current Taxes not yet due and payable.

(c)

The Target is not currently a beneficiary of any extension of time within which to file any Tax Return.  The Target has not granted on its behalf any extension or waiver of the statute of limitations period applicable to any Tax Return or within which any Tax may be assessed or collected by any Governmental Authority, which period (after giving effect to such extension or waiver) has not yet expired.

(d)

The Target has not received any notice of any written claim by a Governmental Authority in a jurisdiction where the Target does not file Tax Returns that the Target is or may be subject to taxation by that jurisdiction or Governmental Authority.

(e)

The Target has been treated as a disregarded entity or partnership for Tax purposes since the Target’s formation.

(f)

The Target has not participated in a “reportable transaction” as defined in section 6707A(c)(1) of the Code and section 1.6011-4(b)(1) of the Treasury Regulations or any corresponding or similar provision of state or local law.

(g)

The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(h)

The Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)

change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)

use of an improper method of accounting for a taxable period ending on or prior to the Closing Date;

(iii)

“closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date;

(iv)

intercompany transactions;

(v)

installment sale or open transaction disposition made on or prior to the Closing Date; or

(vi)

prepaid amount received on or prior to the Closing Date.

4.16.

Employees; Employee Benefits.

 The Target has only ever had one employee, who is listed on Schedule 4.16, which also lists the following information regarding such current employee: job title, date of hiring, date of commencement of employment, details of leave of absence, rate of compensation, bonus arrangement, vacation, sick time, and personal leave accrued as of the Closing Date. The Target has never had any “employee benefit plan” as defined by Section 3(3) of Employee Retirement Income Security Act of 1974.

4.17.

Consultants.

 The Target has engaged 4 independent contractors who currently provide services to the Target pursuant to Independent Contractor Agreements between each such contractor and the Target (the “Independent Contractor Agreements”).  The Owners have provided true, correct and complete copies of such Independent Contractor Agreements to the Parent. The Target is in full compliance with all terms and requirements of each such Independent Contractor Agreement.  To the Knowledge of the Owners, each other Person that has or had any obligation or liability under each such Independent Contractor Agreement is in full compliance with all applicable terms and requirements of such Independent Contractor Agreement.  Each such independent contractor, and any other independent contractor previously (but not currently) engaged by the Target qualifies as, or qualified as, as the case may be, and has been properly categorized as, an independent contractor in relation to the Target for purposes of all applicable Law, including those relating to Taxes, insurance, and employee benefits.

4.18.

Intellectual Property Assets.

(a)

The Target has no Patents or registered Copyrights and has not filed any application with any Governmental Authority or other Person for any Patent or Copyright.

(b)

Schedule 4.18(b) sets forth each Trademark and Internet Resource used by the Target.

(c)

All of the Owned Intellectual Property is wholly and exclusively owned by the Target free and clear of all Encumbrances (other than Permitted Encumbrances). The Target has not transferred ownership of, granted any exclusive license of or exclusive right to use, or granted any exclusive rights in or to joint ownership of, any Owned Intellectual Property (or any Intellectual Property that was Owned Intellectual Property prior to the transfer) to any other Person. All Owned Intellectual Property is fully transferable, alienable and licensable by the Target without restriction and without payment of any kind to any Person.

(d)

There are no contracts (other than licenses for commercial off-the-shelf Software) to which the Target is a party with respect to (i) the license of any Third Person Intellectual Property by the Target, or (ii) the license of any Intellectual Property to a Third Person.

(e)

The Target has not received any written notice from any Person claiming that operation of the Target’s business or use of the Intellectual Property used by the Target infringes or misappropriates the Intellectual Property rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction, and to the Owner’s Knowledge, there are no facts and circumstances that would provide a reasonable basis for any such claim.  The Target has not received any offer for a license of Intellectual Property from any Person in connection with an allegation by such Person that the Target has infringed or misappropriated any of the Intellectual Property of such Person.  The Target has not received any written opinion of counsel that any third-party Patent has been, would be or is being directly or indirectly infringed by the operation of the Target’s business as previously conducted, presently conducted or proposed to be conducted by the Target.

(f)

Schedule 4.18(f) lists all the Software, equipment and information systems (“Information Systems”) owned, licensed, leased or controlled by the Target that are material to the operation of the Target’s business.  If such Information Systems are operated or hosted by an outsourcer or other Person, the identity and contact information for such provider is disclosed on Schedule 4.18(f).  The Target uses reasonable means, consistent with state of the art generally available to the public and used by businesses of comparable size to the Target, to protect the security and integrity of all such Information Systems.  The Target’s use of any Software or Information Systems does not exceed the scope of the rights granted to the Target with respect thereto, including any applicable limitation upon the usage, type or number of licenses, users, hardware, time, services or systems.

4.19.

Contracts.

 Other than the Lease, the Independent Contractor Agreements and policies of insurance listed in Schedule 4.22(a), the Target is not a party to any material contract.

4.20.

Customers and Suppliers.

 Schedule 4.20(a) lists the twenty (20) largest customers, in terms of dollar value of products or services, or both, sold by the Target over the 12-month period preceding the Closing Date.  Schedule 4.20(b) lists the eight (8) largest suppliers, in terms of dollar value of products or services, or both, to the Target over the 12-month period preceding the Closing Date.  No such customer or supplier has given the Company notice (written or verbal) terminating, canceling, reducing the volume under, or renegotiating the pricing terms or any other material terms of any applicable or relationship with the Target or threatening to take any of such actions.

4.21.

Product Liabilities and Warranties.

(a)

The Target has not incurred any loss as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions, or otherwise) with respect to any product designed, manufactured, sold, leased, licensed, or delivered, or any service provided by any the Target, whether such Loss is incurred by reason of any express or implied warranty (including any warranty of merchantability or fitness), any doctrine of common law (tort, contract, or other), any other Law, or otherwise.  No Governmental Authority has alleged that any product designed, manufactured, sold, leased, licensed, or delivered by the Target is defective or unsafe or fails to meet any product warranty or any standards promulgated by any such Governmental Authority.  No product designed, manufactured, sold, leased, licensed, or delivered by the Target has been recalled, and the Target has not received any notice of recall (written or oral) of any such product from any Governmental Authority.  To the Knowledge of the Owners, no event has occurred or circumstance exists that (with or without notice or lapse of time) could result in any such liability or recall.

(b)

The Target has not given to any Person any product or service guaranty or warranty, right of return, or other indemnity relating to the products manufactured, sold, leased, licensed, or delivered, or services performed, by the Target.  The Target has legally excluded liability for all special, incidental, punitive, and consequential damages to any customer, dealer, or distributor of the Target or customer of any such dealer or distributor.

4.22.

Insurance.

(a)

The Owners have delivered to the Parent: (i) copies of all policies of insurance (and correspondence relating to coverage thereunder) to which the Target is a party, an insured, or a beneficiary, or under which the Target, or any director, officer, or manager of the Target in his or her capacity as such, is or has been covered, a list of which is included Schedule 4.22(a); (ii) copies of all pending applications for policies of insurance; and (iii) any written statement by the auditor of any Target or any consultant or risk management advisor provided to or in the possession of the Owners, the Holdcos or the Target with regard to the adequacy of its coverage or its reserves for actual or potential claims.

(b)

All policies of insurance listed on Schedule 4.22(a): (i) are valid, outstanding, and enforceable; (ii) taken together, provide adequate insurance coverage for the assets and the operations of the Target for all risks normally insured against by a Person carrying on the same business or businesses as the Target; (iii) are sufficient for compliance with applicable Laws and all applicable contracts to which the Target is a party or by which it is bound; (iv) will continue in full force and effect following the consummation and performance of the transaction contemplated by this Agreement; and (v) do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company.

(c)

The Target has paid all premiums due, and has otherwise performed its obligations, under each policy of insurance to which it is a party or that provides coverage to it or to any of its directors, officers, or managers, in their capacity as such. The Target has not given notice of any claim to any insurer.

4.23.

Bank Accounts.

 Schedule 4.23 sets forth (a) the name of each bank, trust company or other financial institution and stock or other broker with which the Target has an account, credit line or safe deposit box or vault, (b) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (c) the account number for each such account, safe deposit box or vault, (d) the purpose of each such account, safe deposit box or vault and (e) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of the Target in matters concerning its business or affairs.  No such proxies, powers of attorney or other like instruments are irrevocable.

4.24.

No Broker.

4.25.

 Neither the Target nor any of its Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or transactions contemplated by this Agreement.

5.

Representations and Warranties of the Parent and Merger Sub.

The Parent and Merger Sub represent and warrant to each Owner that the statements in this Article 5 are accurate as of the date of this Agreement.

5.1.

Organization and Good Standing.

 The Parent is a corporation, duly organized, validly existing and in good standing in the State of Nevada.  Merger Sub is a corporation duly organized, validly existing and in good standing in the State of Delaware.  Parent is duly qualified and in good standing as a foreign corporation in the State of California.

5.2.

Enforceability and Authority.

 This Agreement and each of the other Transaction Documents to which each of the Parent and Merger Sub is a party has been duly executed and delivered by the Parent and Merger Sub and constitutes the legal, valid, and binding obligation of the Parent and Merger Sub, enforceable against the Parent and Merger Sub in accordance with its terms.  Upon the execution and delivery by each party to this Agreement and by each party to each other Transaction Document, this Agreement and each such other Transaction Document will constitute the legal, valid, and binding obligation of the Parent and Merger Sub (if the Parent or Merger Sub is a party thereto), enforceable against the Parent and Merger Sub in accordance with its terms.  Each of the Parent and Merger Sub has the absolute and unrestricted right, power, authority, and capacity to execute and deliver, and to perform its obligations under, this Agreement and each of the other Transaction Documents to which the Parent or Merger Sub is a party.

5.3.

No Conflict.

(a)

Neither the execution and delivery of this Agreement nor the consummation or performance of any transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or violate (A) any Organizational Document of the Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of the Parent or Merger Sub; (ii) contravene, conflict with, violate, result in the loss of any benefit to which the Parent or Merger Sub is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Parent or Merger Sub; or (iii) breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any contract to which the Parent or Merger Sub is a party.

(b)

Neither the Parent nor Merger Sub is required to give notice to, or obtain consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any transaction contemplated by this Agreement.

5.4.

Issuance of the Shares.

 The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable.

5.5.

No Broker.

 None of the Parent, Merger Sub, the Parent’s Affiliates, the Merger Sub’s Affiliates or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for any brokerage or finder’s fee or agent’s commission or other similar payment in connection with this Agreement or transactions contemplated by this Agreement.

5.6.

Securities Filings; Financial Statements.

(a)

The Parent has filed all registration statements, prospectus, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since November 30, 2015 (collectively, the “Parent Securities Filings”).  Each Parent Securities Filing as of its date, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

(b)

Each of the condensed consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Securities Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto, and in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial position, results of operations and cash flows of the Parent as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments which did not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Parent).

(c)

Since the date of the balance sheet included in the Parent’s most recently filed Parent Securities Filing, there has not occurred any material adverse change in the financial condition, liabilities, assets, business or results of operations of the Parent.

5.7.

No Proceedings or Threatened Claims.

There are no material Proceedings that (a) are currently pending, (b) have not been settled or otherwise resolved, or (c) to the Knowledge of the Parent, have been threatened, whether verbally or in writing, in each case, with respect to the Parent.

5.8.

No Orders.

The Parent is not subject to any Order.

5.9.

Compliance with Law; Governmental Authorizations.

(a)

Except as set forth on Schedule 5.9(a), the Parent is in compliance with applicable Laws and has been in compliance with applicable Laws since the date of its formation.

(b)

The Parent has not received any notice or other communication (whether verbal or written) from any Governmental Authority or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any Law.

6.

Obligations and Agreements (Other Than Indemnification Obligations).

6.1.

Non-Competition; Non-Solicitation.

(a)

Until the four (4) year anniversary of the date of this Agreement, each Owner agrees that such Owner shall not, directly or indirectly:

(i)

engage in, invest in, own, manage, operate, finance, control, advise, render services to, guarantee the obligations of, be employed by, be associated with, or in any manner be connected with any Person engaged in any business that the Target conducts as of the Closing Date in any geographic area in which the Target conducts such business; provided, however, that any Owner may acquire or otherwise own less than 5% of the outstanding capital stock of a Person that is listed on any national securities exchange or which is registered under Section 12(g) of the Exchange Act;

(ii)

(A) cause, induce, or attempt to cause or induce any employee, agent, or independent contractor of the Parent or any of its Affiliates (including the Target) to terminate such relationship; (B) in any way interfere with the relationship between the Parent or any of its Affiliates (including the Target) and any of their respective employees, agents, or independent contractors; or (C) hire, retain, employ, or otherwise engage or attempt to hire, retain, employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee, agent, or independent contractor of any the Parent or any of its Affiliates (including the Target).

(iii)

(A) solicit, induce, or otherwise cause, or attempt to solicit, induce, or otherwise cause, any customer, supplier, licensor, licensee, or any prospective customer, supplier, licensor, or licensee that has been contacted or targeted for contact by the Target on or before the Closing Date, or any other person engaged in a business relationship with the Parent or any of its Affiliates (including the Target), to (1) terminate, curtail, or otherwise modify its relationship with the Parent or any of its Affiliates (including the Target) or (2) engage in business with a competitor of any the Parent or any of its Affiliates (including the Target), or (B) interfere in any way with the relationship between the Parent or any of its Affiliates (including the Target), and any of their respective customers, suppliers, licensors, licensees, or any such prospective customers, suppliers, licensors, or licensees, or any other Person engaged in a business relationship with the Parent or any of its Affiliates (including the Target).

(b)

If, before the four (4) year anniversary of the date of this Agreement, an Owner enters into an employment, consulting engagement, independent contractor engagement, partnership, or other business association with any Person, that Owner shall advise the Parent of the identity and address of such Person.  The Parent may notify each such Person that such Owner is bound by this Section 6.1 and may furnish each such Person with a copy of applicable provisions of this Agreement.

(c)

Each Owner agrees that this Section 6.1, including the provisions relating to duration, geographical area, and scope, is reasonable and necessary to protect and preserve the Parent’s and its Affiliates’ (including the Target’s) legitimate business interests and the value of the Target, and to prevent an unfair advantage from being conferred on any Owner.

(d)

Parent and each Owner agree that no more than $10,000 of the Purchase Price shall be allocated as consideration in exchange for compliance with the provisions of this Section 6.1.

6.2.

Tax Indemnity; Tax Returns; Transfer Taxes; Certain Post-Closing Tax Actions.

(a)

The Owners shall be liable for and covenant to pay, and pursuant to Article 7 shall indemnify and hold harmless Parent from and against, any and all Losses incurred by Parent in connection with or arising from (A) any and all Income Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Target or any Holdco (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation, (B) all Taxes imposed on an Owner, a Holdco or Target, or for which an Owner, a Holdco or Target may otherwise be liable, for any Pre-Closing Tax Period, (C) the breach of any representation or warranty in Section 3.11 or Section 4.15 hereof, and (D) any Transfer Tax that is the Owners’ obligation pursuant to Section 6.2(d) hereof; provided, however, that the Owners shall have no liability with respect to any Tax (i) to the extent such Tax is reflected as a liability in Net Working Capital, (ii) arising as a result of any transactions occurring on the Closing Date after the Closing outside the ordinary course of business (other than as explicitly contemplated by this Agreement), (iii) arising as a result of any breach by the Buyer of Section 6.2(e) hereof, (iv) arising as a result of an election under Section 338 or 336, or (v) which is a Transfer Tax that is Parent’s obligation pursuant to Section 6.2(d) hereof. For the avoidance of doubt, if the Owners are required to indemnify the Parent for any Losses pursuant to this Section 6.2(a), no Owner will be liable more than one once for such Losses, even if those circumstances giving rise to the Losses also give rise to liability under Article 7 or other sections or subsections of this Agreement.

(b)

The Owners shall prepare and, to the extent permitted by applicable Law, file (or shall cause to be prepared and filed), all Tax Returns of or with respect to the Target for all Pre-Closing Tax Periods (but excluding Pre-Closing Straddle Periods) and all Tax Returns of or with respect to the Holdcos (“Pre-Closing Tax Returns”) when such Tax Returns are due (taking into account all extensions properly obtained).  All such Pre-Closing Tax Returns shall be prepared in accordance with past practice unless otherwise required by law.  To the extent any such Pre-Closing Tax Return is required by applicable Law to be filed by the Parent or the Target after the Closing, the Owners shall submit such Pre-Closing Tax Returns to the Parent at least thirty (30) days prior to the due date for filing such Pre-Closing Tax Return (including any applicable extensions) for the Parent’s review and comment and the Owners shall, in good faith, consider any comments of the Parent.

(c)

The Parent shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by or with respect to the Target with respect to any Straddle Period of the Target, (but not, for the avoidance of doubt, any Tax Return of any Owner) when such Tax Returns are due (taking into account all extensions properly obtained).  Except as otherwise required by applicable Law, all such Tax Returns shall be prepared in accordance with past practice.  Parent shall determine the portion of the Taxes shown as due on each such Tax Return described in this Section 6.2(c) that is allocable to a Pre-Closing Tax Period, which determination shall be made using the principles set forth in Section 6.3 and set forth in a statement (the “Statement”).  Parent shall present such Tax Returns and any related Statement to the Owners for review at least twenty (20) days before the date on which such Tax Returns are required to be filed (taking into account all extensions properly obtained).  Such Tax Returns will not be filed without the prior written consent of the Owners, which consent shall not be unreasonably withheld, conditioned, or delayed.  Failure of the Owners to object to such Tax Returns within fifteen (15) days of receipt thereof shall constitute consent thereto.  Parent and the Owners shall undertake in good faith to resolve any issues raised in any objection prior to the due date (including any extension thereof) for filing such Tax Returns and mutually to consent to the filing of such Tax Returns and to agree on the determination to be set forth in any Statement related thereto, in which case the information and total amount of Taxes shown to be due on such agreed Tax Returns and any such agreed Statement shall be final and binding on the parties hereto absent manifest error.  In the event Parent and the Owners are unable to resolve any dispute concerning such Tax Returns and any such Statement by the earlier of (A) seven (7) calendar days after the date of Parent’s receipt of written notice from the Owners setting forth the Owners’ proposed resolution of such dispute, or (B) seven (7) calendar days prior to the due date for filing of such Tax Returns in question (including any extension thereof), Parent and the Owners shall submit all such disputes to the Independent Accountant for resolution.  Parent and the Owners shall jointly instruct the Independent Accountant that it shall (i) review only the matters that were properly included in such dispute and which remain in dispute, and (ii) make its determination in accordance with the requirements of law and applicable Target or Holdco past practice.  In any case where a disputed item has not been resolved (either by mutual agreement of the parties hereto or by a determination of the Independent Accountant) prior to the due date (including any extension thereof) for filing such Tax Returns, then Parent may resolve such item as it shall determine in good faith and cause such Tax Returns to be filed on the due date (including any extension thereof) for filing such Tax Returns without the parties’ mutual agreement or consent of the Owners.  Notwithstanding the filing of such Tax Returns, (x) the Independent Accountant shall make a determination with respect to any such disputed item, and (y) the amount of Taxes determined to be due with respect to such Tax Returns and determined to be properly set forth on any Statement related to such Tax Returns, shall be the amount of Taxes that would have been due on such Tax Returns and the amount of Taxes that would be properly set forth on such Statement related to such Tax Returns, respectively, after giving effect to the Independent Accountant’s determination.  Any fees, costs, and expenses of the Independent Accountant incurred pursuant to this Section 6.2(c) shall be borne fifty percent (50%) by the Parent and fifty percent (50%) by the Owners.  The Owners shall pay to Parent an amount equal to the portion of the Taxes shown as due on each such Tax Return that is allocable to a Pre-Closing Tax Period (as determined under this Section 6.2(c)) no later than five (5) Business Days prior to the due date for filing of such a Tax Return (including any extension thereof); provided, however, that if any such amount is the subject of an objection made by the Owners pursuant to this Section 6.2(c), the Owners shall not be required to pay any amount to Parent until such dispute has been resolved pursuant to the procedures set forth in this Section 6.2(c).

(d)

All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne fifty percent (50%) by Parent and fifty percent (50%) by the Owners.

(e)

Parent shall not, and shall not cause or permit Target or the Holdcos to, (i) amend any Tax Returns filed with respect to any tax year ending on or before the Closing Date or (ii) make any Tax election that has retroactive effect to any such year or to any Straddle Period, in each such case without the prior written consent of the Owners.

6.3.

Apportionment of Taxes.

(a)

 The portion of Taxes attributable to the portion of the Straddle Period ending on the Closing Date (“Pre-Closing Straddle Period”), if any, will (a) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period adjusted for any acquisitions or dispositions of assets during the Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in such Straddle Period and (b) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if such Straddle Period ended on and included the Closing Date.  Any credit or refund resulting from an overpayment of Taxes for a Straddle Period shall be prorated based upon the method employed in this Section 6.3, taking into account the type of Tax to which such credit or refund relates. For avoidance of doubt, the Owners shall be entitled any credit or refund relating to any Pre-Closing Tax Period or Pre-Closing Straddle Period and the Parent shall be entitled to any credit or refund relating to any Tax period other than any Pre-Closing Tax Period or Pre-Closing Straddle Period.

6.4.

Tax Contests.

(a)

If a party receives notice of any proposed claim, assessment, deficiency, review, examination or commencement of any Tax audit or administrative or judicial proceeding or any other claim relating to a Pre-Closing Tax Period or a Straddle Period (“Tax Contest”) with respect to Taxes of the Target or either Holdco, such party shall promptly provide written notice thereof to the other parties; provided, however, that the failure to provide such notice shall not release any other party from any of its respective obligations under this Section 6.4, except to the extent that such other party is materially prejudiced thereby.  Such notice shall specify in reasonable detail the basis for and other factual information with respect to such Tax Contest and shall include a copy of the relevant portion of any correspondence or document received from the relevant Governmental Authority.

(b)

Upon written notice to the Parent, the Owners shall have the right to control, at the Owners’ expense, the conduct of any Tax Contest with respect to Taxes of or with respect to the Target or either Holdco for any Pre-Closing Tax Period; provided, however, that insofar as such Tax Contest could reasonably be expected to have an adverse impact on the Parent or any of its Affiliates (including the Target) in a taxable period (or portion thereof) that ends after the Closing Date, the Parent shall be entitled to participate in such Tax Contest at its own expense and the Owners shall not compromise, settle or abandon such Tax Contest without prior written consent of the Parent, which consent shall not be unreasonably withheld, conditioned, or delayed.

(c)

For purposes of this Section 6.4(c), the term “Controlling Party” means whichever of the Owners, on the one hand, or the Parent (including its Affiliates, which after the Closing will include the Target), on the other hand, is reasonably expected to bear the greater Tax liability in connection with a Straddle Period Tax Contest, if any.  If the parties are unable to agree upon a Controlling Party for a Straddle Period Tax Contest, the Independent Accountant shall be engaged to make such determination.  In the case of a Tax Contest for a Straddle Period of the Target, the Controlling Party shall have the right to control, at its own expense, such Tax Contest; provided, however, that (i) the Controlling Party shall provide the non-Controlling Party with a timely and reasonably detailed account of each stage of such Tax Contest, (ii) the Controlling Party shall consult with the non-Controlling Party and offer the non-Controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Contest, (iii) the Controlling Party shall defend such Tax Contest diligently and in good faith as if it were the only party in interest in connection with such Tax Contest, (iv) the non-Controlling Party shall be entitled to participate in such Tax Contest, at its own expense, if such Tax Contest could reasonably be expected to have an adverse impact on the non-Controlling Party or any of its Affiliates and (v) the Controlling Party shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, of the non-Controlling Party if such settlement, compromise or abandonment could reasonably be expected to have an adverse impact on the non-Controlling Party or any of its Affiliates.

(d)

The Parent shall have the right to control, at the Parent’s expense (and the Owners shall have no right to participate in), any Tax Contest with respect to the Target for any Tax period beginning after the Closing Date.  For the avoidance of doubt, no portion of a Straddle Period will be considered to be a Tax period beginning after the Closing Date.

(e)

In the event of any conflict between the provisions of this Section 6.4 and Section 7.2, this Section 6.4 shall control.

6.5.

Cooperation with Respect to Tax Matters.

(a)

(a)

In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Target, the Parent and the Owners shall reasonably cooperate with each other, including the furnishing of or making available records and other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes.

(b)

Each of the parties hereto shall use their respective best efforts to cause the Merger to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and each party agrees to make such commercially reasonable additions or modifications to the terms of this Agreement as may be necessary to permit the Merger to so qualify.  The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization.”  None of the parties shall take any action or fail to take any action after the completion of the Merger which action (or failure to act) would cause the Merger to cease to qualify as a reorganization as defined under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code unless otherwise required by applicable law.  Each party shall report the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code for all relevant tax purposes and shall adopt no tax reporting position inconsistent with the treatment of the Merger as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code unless otherwise required by applicable law.

6.6.

Confidentiality.

(a)

“Confidential Information” means: (i) any information exchanged pursuant to that certain Mutual Non-Disclosure, Non-Compete and Non-Circumvent Agreement, dated December 11, 2015, (ii) any information exchanged pursuant to this Agreement or any other Transaction Document, and (iii) any other information, whether spoken, printed, electronic or in any other form or medium, whether or not marked as “confidential” or “proprietary,” regarding any party or its respective Affiliates, including, any information concerning trade secrets, business operations, financial condition, strategies, customers, suppliers, employees and consultants.  Information ceases to be Confidential Information if any of the following circumstances occur: (x) the information is or becomes generally available to the public other than as a result of a disclosure in violation of Section 6.6(b); (y) the information is or has been independently developed by a Person that seeks to use or disclose the information without reference to any information obtained or learned by the Person by virtue of being a party to this Agreement; or (z) the information is obtained or learned by the Person that seeks to use or disclose the information from a source that is not bound by (A) Section 6.6(b) or (B) to the Knowledge of the Person that seeks to use or disclose the information, any other confidentiality, non-use or non-disclosure obligations concerning the information in favor of either party or its respective Affiliates, as applicable. In any Proceeding against a Person alleged to have violated Section 6.6(b) where that Person pleads the defense that the information ceased to be Confidential Information under this Section 6.6(a), that Person has the burden of proving, by a preponderance of the evidence, the circumstances described in this Section 6.6(a), except that if the Person pleads a defense based on the foregoing clause (z)(B)¸ the Person alleging the violation of Section 6.6(b) has the burden of proving, by a preponderance of the evidence, that the Person alleged to have violated Section 6.6(b) had Knowledge of a confidentiality, non-use or non-disclosure obligations concerning the information in favor of either party or is respective Affiliates, as applicable.

(b)

Each party agrees:

(i)

to use reasonable efforts to protect and safeguard Confidential Information from unauthorized access, use and disclosure, and if a party discovers that any Confidential Information held by that party has been accessed, used or disclosed on an unauthorized basis by a Third Person, that party shall, promptly following the discovery, provide notice to the other parties; and

(ii)

not to disclose to any Third Person any Confidential Information unless one or more of the following circumstances occurs:

(A)

the Third Person has entered into a confidentiality agreement with that party restricting the disclosure and use of the Confidential Information with customary terms and conditions for the circumstances in which the confidentiality agreement is entered into;

(B)

the Third Person is bound by rules of professional responsibility in favor of that party restricting the disclosure and use of the Confidential Information with terms and conditions at least as restrictive as this Agreement;

(C)

the Third Person is a Governmental Authority that is obligated under applicable law to keep the types of Confidential Information disclosed to it confidential;

(D)

the Third Person receives the Confidential Information by reason of the Third Person’s involvement with a Proceeding commenced by the parties against each other, concerning rights or obligations under this Agreement; or

(E)

the Third Person receives the Confidential Information by reason of the Third Person’s involvement with a Proceeding to which a party becomes subject and in which the party, as applicable, would be liable for civil or criminal penalties for not disclosing information required to be disclosed in the Proceeding.

(c)

If a party discloses Confidential Information to a Third Person under Section 6.6(b)(ii)(D), then the party that commences the Proceeding shall, to the extent possible, seek a protective order or other available mechanism that will afford the Confidential Information confidential treatment during and after the Proceeding. If a party is required to disclose Confidential Information to a Third Person under Section 6.6(b)(ii)(E), then the party shall, as far in advance of the disclosure as possible, provide written notice to the other parties, and shall, to the extent possible, seek a protective order or other available mechanism that would afford the Confidential Information confidential treatment during and after the Proceeding.

(d)

Each party agrees not to use any Confidential Information for that party’s pecuniary gain or in a manner that could disadvantage the other party, except in connection with the exercise of its rights under this Agreement or the exercise of any remedies in favor of that party in connection with the breach by the other party of any of its obligations or representations or warranties under this Agreement.

(e)

If a party discloses Confidential Information to a Third Person as permitted by Section 6.6(b)(ii)(A) or (B), the party will be liable for any (i) failure of the Third Person to protect the Confidential Information from unauthorized access, use or disclosure, regardless of whether the Third Person used reasonable efforts to protect the Confidential Information, (ii) disclosure of the Confidential Information by the Third Person, which if done by the party, would violate this Section 6.6, or (iii) use of the Confidential Information by the Third Person or any recipient of the Confidential Information, which if done by the party, would violate this Section 6.6.

6.7.

Publicity; Public Filings.

(a)

Notwithstanding Section 6.6, any Exchange Act report (including, Form 8-K) with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, at such time, in such manner, and containing such content as the Parent determines in its sole discretion. Without limiting the generality of the foregoing, each Owner acknowledges and understands that the Parent may, without the prior consent of the Owners publicly file and disclose this Agreement and the Transaction Documents, in each case, as may be required by the OTCQB Standards, applicable Law or the applicable rules and regulations of the Securities and Exchange Commission or other applicable Governmental Authority.

(b)

Any public announcement, including any press release, communication to employees, customers, suppliers, or others having dealings with the Target, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, other than those described in Section 6.7(a), will be issued, at such time, in such manner, and containing such content as the Parent and the Owners mutually determine.

6.8.

Lease.

(a)

 Parent, through Merger Sub or directly, shall assume all obligations and liabilities under and in respect of the Lease.  Irrespective of the provisions of the Lease or the lessor’s consent to the contrary, Parent hereby expressly and independently covenants and agrees to defend, indemnify and hold harmless the Owners from and against all obligations and liabilities which they have or may be deemed to continue to have to the lessor under the Lease following the consummation of the transactions contemplated by this Agreement; provided, however, that nothing herein shall impact the entitlement of the Parent or any of its Affiliates to indemnification, payment, reimbursement, or defense, whether under Sections 6.2-6.4 or Article 7.  Additionally, Parent agrees to continue to use its commercially reasonable efforts following the Closing Date to cause the landlord to relieve Owners from further liability under the Lease, such efforts to include (without limitation, but at a minimum) Parent’s covenant hereunder to timely fulfill all obligations under the Lease and to not exercise any option to extend and instead to allow to expire or terminate the Lease unless such extension expressly includes relieving the Owners from further liability under the Lease; provided, however, that nothing herein shall impact the entitlement of the Parent or any of its Affiliates to indemnification, payment, reimbursement, or defense, whether under Sections 6.2-6.4 or Article 7.

6.9.

Lock-Up; Registration.

(a)

Subject to Section 6.9(b), such Owner shall not, without the prior written consent of the Parent, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Owner or any Affiliate of the Owner or any Person in privity with the Owner or any Affiliate of the Owner), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, the Shares or any other shares of capital stock of the Parent, whether received by such Owner pursuant to this Agreement, or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction.

(b)

The restrictions set forth in Section 6.9(a) shall be applicable to all Shares until the two (2) year anniversary of the Closing Date, at which point such restrictions shall terminate, except:

(i)

after the six month anniversary of the Closing Date, each Owner may offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) up to 100,000 Shares (adjusted or any stock splits, reverse splits or recapitalizations) during each three month period occurring after such six month anniversary (subject to restrictions under applicable Law, including the Exchange Act and Rule 144);

(ii)

in the event that the Merger fails or ceases to qualify as a reorganization as defined under IRC §368(a)(1)(A) and §368(a)(2)(D) with respect to a particular Holdco, and such Holdco or the Owner of such Holdco is assessed a Tax liability as a result of such failure or cessation, then subject to restrictions under applicable Law, including the Exchange Act and Rule 144 unless an exemption from registration or qualification is available, the Owner of such Holdco may, after receiving notice of such assessment, and after providing notice of such assessment (including the amount thereof) to the Parent, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)) such portion of such Owner’s Shares that would result in after-tax proceeds in an amount equal to, but not in excess of, such assessed Tax liability. Such Owner shall, in advance of any transfer, provide reasonable supporting documentation regarding such Owner’s tax situation for purposes of the Parent’s evaluation of how many of such Owner’s Shares may be transferred pursuant to this Section; and

(iii)

if the Shares become registered pursuant to Section 6.9(c) then none of the contractual restrictions set forth in Section 6.9(a) shall be applicable, however, any restrictions under applicable Law, including the Exchange Act and Rule 144, may nevertheless remain applicable.

(c)

If at any time, and from time to time, the Parent proposes to register on Form S-3 any shares of common stock of the Parent held by the Parent’s Insiders (i.e. a public registration other than in connection with the public offering of shares of common stock by the Parent for cash), the Parent shall, at such time, promptly give each Owner notice of such registration.  Upon the request of any Owner given within twenty (20) days after such notice is given by the Parent, the Parent shall, subject to the last sentence of this Section 6.9(d), cause to be registered all of the Shares that such Owner has requested to be included in such registration on the same terms, conditions and limitations as the Insiders, including any carve-back requirement imposed on the Insiders, which shall be applied to the Owners on a pro rata basis.  The Parent shall have the right to terminate or withdraw any registration initiated by it before the effective date of such registration, whether or not any Owner has elected to include Shares in such registration.

(d)

In furtherance of the foregoing, the Parent or its transfer agent or its registrar are hereby authorized to decline to make any transfer of the Shares or securities convertible into or exchangeable or exercisable for the Shares if such transfer would constitute a violation or breach of this Section 6.9.

6.10.

Release by Owners.

(a)

Each Owner, for himself and on behalf of each of his Affiliates, hereby unconditionally and irrevocably releases and forever discharges each Holdco and the Target, and each of their respective individual, joint or mutual, past, present, and future Representatives, Affiliates, shareholders, controlling persons, successors, and assigns (but excluding, for avoidance of doubt, the other Owner and the other Owner’s Affiliates) (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, counterclaims, setoffs, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts, damages, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, “Claims”), which such Owner or his Affiliates now has, has ever had, or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date, including any right to indemnification, reimbursement from, or payment by any Holdco or the Target, whether pursuant to their respective Organizational Documents, contract, or otherwise and whether or not relating to Claims pending on, or asserted after, the Closing Date (collectively, the “Released Claims”); provided, however, that nothing contained in this Release will operate to release any obligation of the Parent arising under this Agreement or any other Transaction Document or any obligation or claim that may not be released under applicable Law.

(b)

THE RELEASES SET FORTH IN THIS SECTION 6.10 APPLY TO ALL CLAIMS, AND SUCH OWNER AGREES, ON BEHALF OF HIMSELF AND HIS AFFILIATES TO WAIVE THE BENEFITS OF ANY LAW OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES (INCLUDING PRINCIPLES OF COMMON LAW AND SECTION 1542 OF THE CALIFORNIA CIVIL CODE) THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED HIS, HER OR ITS SETTLEMENT WITH A DEBTOR.

(c)

Such Owner hereby irrevocably covenants not to, directly or indirectly, assert any claim or demand, or commence, institute, or voluntarily aid in any way, or cause to be commenced or instituted, any Proceeding of any kind against any Releasee based upon any Released Claim.

(d)

Such Owner acknowledges and agrees that the releases contained in this Section 6.10 do not constitute in any manner whatsoever an admission of liability on the part of any Releasee for any Released Claim, and that such liability is specifically denied.

6.11.

Indemnification.

(a)

 Upon the Effective Time, the Merger Sub, as the surviving corporation, or to the extent the Merger Sub is unable to do so, the Parent, shall assume all of the obligations of the Holdcos and the Target under their respective Organizational Documents to the Owners, as directors and officers thereof, as such obligations relate to the rights to indemnification of the Owners for expenses and liabilities arising from facts, events, acts or omissions which occurred on or before the Effective Time; provided, however, that nothing herein shall impact the entitlement of the Parent or any of its Affiliates to indemnification, payment, reimbursement, or defense, whether under Sections 6.2-6.4 or Article 7.

6.12.

Reservation of Shares.

(a)

 The Parent shall cause a sufficient number of shares of the Parent’s common stock to be available for issuance of the Earnout Period IV Shares, to the extent such Shares become issuable under Section 2.6.

6.13.

Target Transaction Expenses.

(a)

 All Target Transaction Expenses for which the Holdcos or the Target may be liable after the Closing Date shall be paid on the Closing Date pursuant to Article 2 and if any such Target Transaction Expense is not paid on the Closing Date, the Owners shall be liable for and shall promptly pay such Target Transaction Expenses.

6.14.

Further Assurances.

(a)

 The parties shall (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement.

6.15.

FIRPTA Certificate.  On or before the Closing Date, each Owner will deliver to Parent a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that such Owner is not a foreign person within the meaning of Section 1445 of the Code.

7.

Indemnification Obligations.

7.1.

Duty to Pay.

(a)

 Subject to the provisions of this Article 7, the Owners shall pay the Parent for all Losses suffered by the Parent and the Parent’s Affiliates arising out of, related to, or in connection with (a) any inaccuracy in the representations and warranties made by any Owner in this Agreement, or (b) any failure by any Owner to perform any obligation of any Owner set forth in this Agreement. Subject to the provisions of this Article 7, the Parent shall pay the Owners for all Losses suffered by the Owners arising out of, related to, or in connection with (x) any inaccuracy in the representations and warranties made by the Parent in this Agreement, or (y) any failure by the Parent to perform any of its obligations set forth in this Agreement.

7.2.

Third Person Claims.

(a)

Except as set forth in Section 7.2(d), Section 7.2(e) or Section 7.2(f), if a Third Person Claim is commenced, then the Owners have or the Parent has, the case may be (the “Defense Provider”), a right to provide a defense to the Parent and its Affiliates or the Owners, as the case may be (the “Defense Recipient”), concerning the Third Person Claim for which the Defense Recipient has delivered a claim notice to the Defense Provider in accordance with Section 7.3.  The Defense Provider has the right to select counsel that will defend the Defense Recipient, subject to the Defense Recipient’s approval, not to be unreasonably withheld. The Defense Provider has the right to settle or compromise the Third Person Claim, subject to the Defense Recipient’s approval, not to be unreasonably withheld.   The Defense Recipient must disclose to the Defense Provider all information concerning the Third Person Claim except privileged materials relevant to any actual or potential dispute with the Defense Provider concerning the Defense Provider’s liability to pay for Losses arising out of the Third Person Claim, and must timely inform and consult with the Defense Provider on all matters relating to the Third Person Claim.  The Defense Recipient and the Defense Provider acknowledge and agree that any information disclosed by the Defense Recipient or by independent counsel to the Defense Recipient is not a waiver of the privilege as to any other Person. If the Defense Provider fails, after exercising its right to provide a defense, to diligently pursue the defense of the Defense Recipient, such as, by failing to select counsel, then the Defense Recipient will have the right to defend itself and select counsel of its own choosing and to take actions in its best interests concerning the Third Person Claim, and the Defense Recipient will not be required to cooperate with the Defense Provider concerning the exchange of information unless otherwise required by the other provisions of this Agreement. The Defense Provider, and not the Defense Recipient, will solely be responsible for payment of the fees and expenses of counsel provided by Defense Provider, and Defense Provider must pay that counsel’s fees and expenses when due, except that if the Defense Recipient unreasonably withholds approval from Defense Provider concerning the Defense Provider’s right to settle or compromise the Third Person Claim, then after the unreasonable withholding of approval, the Defense Recipient will solely be responsible for payment of the fees and expenses of that counsel incurred after the unreasonable withholding of approval, and the Defense Recipient must pay when due that counsel’s fees and expenses incurred after the unreasonable withholding of approval.

(b)

If the Defense Provider provides a defense under Section 7.2(a), and a conflict of interest arises, the Defense Recipient will have a right to independent counsel to represent the Defense Recipient unless, at the time the Defense Recipient is informed that a possible conflict may arise or does exist, the Defense Recipient expressly waives, in writing, the Defense Recipient’s right to independent counsel. If the Defense Recipient has a right to independent counsel, the Defense Recipient has the right to select the independent counsel, subject to Defense Provider’s approval, not to be unreasonably withheld. Among other situations too numerous to enumerate in this Agreement, a conflict of interest will exist as to allegations or facts in the Third Person Claim for which the Defense Provider denies liability for payment of Losses in a claim response notice under Section 7.4 or when the Defense Provider reserves its rights, in a claim response notice under Section 7.4 on a given issue in the Third Person Claim and the outcome of that issue can be controlled by counsel chosen by Defense Provider for the defense of the Third Person Claim. When independent counsel has been selected by the Defense Recipient, it will be the duty of that independent counsel and the Defense Recipient to disclose to the Defense Provider all information concerning the Third Person Claim except privileged materials relevant to any dispute with Defense Provider concerning Defense Provider’s liability to pay for Losses arising out of the Third Person Claim, and timely to inform and consult with the Defense Provider on all matters relating to the Third Person Claim.  The Defense Recipient and the Defense Provider acknowledge and agree that any information disclosed by the Defense Recipient or by independent counsel to the Defense Recipient is not a waiver of the privilege as to any other Person. Where the Defense Recipient selects independent counsel under the provisions of this Section, both the counsel provided by the Defense Provider and independent counsel selected by the Defense Recipient will be allowed to participate in all aspects of the Third Person Claim. The Defense Recipient or the Defense Provider, as the case may be, will not settle or compromise the Third Person Claim without the other’s consent, not be unreasonably withheld.  The parties agree that counsel must cooperate in the exchange of information in a manner that is consistent with each counsel’s ethical and legal obligation to the Defense Recipient. The Defense Provider, and not the Defense Recipient, will solely be responsible for payment of the independent counsel’s fees and expenses and the Defense Provider must pay the independent counsel’s fees and expenses when due, except that if the Defense Recipient unreasonably withholds approval from the Defense Provider concerning the a proposal by the Defense Provider to settle or compromise the Third Person Claim, then after the unreasonable withholding of approval, the Defense Recipient will solely be responsible for payment of the fees and expenses of the independent counsel incurred after the unreasonable withholding of approval, and the Defense Recipient must pay when due that independents counsel’s fees and expenses incurred after the unreasonable withholding of approval.

(c)

If a Defense Provider delivers a claim response notice concerning the Defense Provider’s liability to pay for the Losses arising out of the Third Person Claim and the Defense Provider nevertheless provides a defense under a reservation of rights under Section 7.2(a) and, as applicable Section 7.2(b), and if it is determined under Section 8.7  that the Defense Provider is not liable to pay for the Defense Recipient’s Losses arising out of the Third Person Claim, then it will be established, unless otherwise established in resolution of the dispute under Section 8.7, that the Defense Recipient has an obligation to reimburse the Defense Provider for all reasonable attorney fees and expenses paid by Defense Provider to counsel for the Defense Recipient, including, as applicable, independent counsel for the Defense Recipient.

(d)

If a party that (i) would otherwise be a Defense Recipient under Section 7.2(a) and, as applicable Section 7.2(b), and (ii) delivers a claim notice concerning a Third Person Claim, provides notice of, and tenders the claim to, an insurance provider and the insurance provider agrees to indemnify and defend the party (regardless of whether or not the indemnification and defense is provided under a reservation of rights), then the defense and indemnity procedures under the applicable insurance policy will control, and the party that has rights under the insurance policy will have the discretion to make all decisions reserved for the policyholder under the insurance policy, including the right to select independent counsel, if applicable, and to take actions in its own best interests without consideration for the interests of the party that would otherwise be the Defense Provider but for this Section 7.2(d). The party that would otherwise be the Defense Provider but for this Section 7.2(d) will reasonably cooperate with the party that would otherwise be Defense Recipient but for this Section 7.2(d) to enable that party to comply with any obligations imposed on that party under the applicable insurance policy, including any obligation to cooperate and provide information and materials to the insurance provider.

(e)

If a Third Person Claim is commenced that involves both (i) the Parent or any of its Affiliates, and (ii) any of the Owners, as subjects of the Third Person Claim, and the Parent delivers a claim notice to the Owners, and the Owners also deliver a claim notice to the Parent, concerning Losses arising out of the circumstances giving rise to the Third Person Claim, then the Parent, and its Affiliates, as applicable, and the Owners may, but are not required to, enter into a joint defense agreement or other written agreement concerning the Third Person Claim. Unless otherwise set forth in a joint defense agreement or other written agreement concerning the Third Person Claim, the Parent, and its Affiliates, as applicable, and the Owners, will be entitled to defend themselves with counsel of their own choosing and to take actions in their own respective best interests concerning the Third Person Claim, and will not be required to cooperate with each other concerning the exchange of information unless otherwise required by the other provisions of this Agreement.

(f)

The counsel, and independent counsel, as applicable, described in Sections 7.2(a) and 7.2(b) are third party beneficiaries of those Sections and will be entitled to enforce those Sections against the Parent or the Owners, as applicable.

7.3.

Claim Notices.

(a)

The Owners will not be required to pay the Parent or its Affiliates for any particular Losses unless the Parent delivers a claim notice to the Owners concerning those Losses. The Parent will not be required to pay the Owners for any particular Losses unless the Owners deliver a claim notice to the Parent concerning those Losses.

(b)

To be effective, a claim notice must set forth (A) in reasonable detail the facts and circumstances from which the party seeking payment believes the Losses arise, including references to (1) which representations and warranties were inaccurate, (2) which obligations were not performed, or (3) which matter set forth on Schedule 7.1 resulted in the Losses, (B) in reasonable detail, a description of and the amount of the Losses that the party has suffered, (C) in reasonable detail, a description of, and, if reasonably estimable, an estimate of, the additional Losses that the party expects to suffer, and (D) if the Losses arise out of a Third Person Claim, a copy of all legal pleadings and other notices received by the party that is the subject of the Third Person Claim. Further, to be effective:

(i)

a claim notice for Losses arising out of, related to or in connection with an alleged inaccuracy in representations and warranties must be delivered, if at all, before the eighteen (18) month anniversary of the Closing, except that:

(A)

a claim notice for Losses arising out of, related to or in connection with a Third Person Claim involving an alleged inaccuracy in the Special Representations may be delivered until the four (4) year anniversary of the Closing Date;

(B)

a claim notice for Losses arising out of, related to or in connection with an alleged inaccuracy in the Fundamental Representations may be delivered until the four (4) year anniversary of the Closing Date; and

(C)

notwithstanding the period of limitation set forth in Section 7.3(b)(i)(B), a claim notice for Losses arising out of, related to or in connection with an alleged inaccuracy in representations relating to Taxes in Sections 3.11 and 4.15 may be delivered until the statute of limitation relating to the Tax liability expires plus sixty (60)days; and

(ii)

a claim notice for Losses that arise out of an alleged failure to perform an obligation may be delivered until the statute of limitations under the Governing Law concerning the failure to perform has expired.

(c)

If a claim notice is not effective, the party seeking payment of the Losses set forth in the claim notice will not be entitled to recover those Losses.

(d)

If a claim notice is effective, the party that delivered the claim notice: (i) concerning the representations and warranties that the party alleges were inaccurate may bring an action under Section 8.7 against the party that receives the claim notice concerning the inaccuracy at any time until the expiration of the statute of limitations under the Governing Law concerning the inaccuracy; (ii) concerning the obligations that the party alleges the other party failed to perform may bring an action under Section 8.7 against the party that receives the claim notice concerning failure to perform at any time until the expiration of the statute of limitations under the Governing Law concerning the failure to perform; or (iii) concerning a matter set forth on Schedule 7.1 may bring an action under Section 8.7 against the party that receives the claim notice concerning the matter set forth on Schedule 7.1 at any time.

(e)

A party must deliver a claim notice concerning Losses or a Third Person Claim promptly upon becoming aware of (i) the circumstances giving rise to the Losses or (ii) the Third Person Claim. A party’s failure to deliver a claim notice promptly upon becoming aware of (x) the circumstances giving rise to the Losses or (y) the Third Person Claim will not eliminate or limit in any manner that party’s rights under this Article 7 unless the failure or delay materially prejudices the rights of the other party.

(f)

From time to time, when additional information regarding the subject of a claim notice delivered under this Section 7.3 becomes available, such as information that makes Losses that could not previously be estimated capable of estimation, the party that delivered the claim notice must deliver an updated claim notice setting forth the updated information. A party’s failure to provide or delay in providing an updated claim notice will not eliminate or limit in any manner that party’s rights under this Article 7 unless the failure or delay materially prejudices the rights of the other party.

7.4.

Claim Response Notices.

(a)

A party that seeks to dispute its liability to pay for, or the amount of, any Losses described in a claim notice, or an updated claim notice, must, within 10 Business Days after its receipt of the claim notice or updated claim notice, deliver a claim response notice setting forth in reasonable detail its bases for disputing liability to pay for, or the amount of, the Losses to the party that delivered the claim notice or updated claim notice, otherwise the claim response notice will not be effective. If a claim response notice is not effective, or no claim response notice is delivered, the liability to pay for the Losses will be established, and if applicable, the amount of the Losses will be established.

(b)

Regardless of whether a party delivers a claim response notice under Section 7.4(a), a party that has a right under Section 7.2(a) and, as applicable, Section 7.2(b), to provide a defense concerning a Third Person Claim, must, within 10 Business Days after its receipt of the claim notice or updated claim notice, deliver a notice to the party that delivered the claim notice specifying the name of counsel that the party has selected to defend the other party under Section 7.2(a), otherwise, the party will lose its right to provide a defense under Section 7.2(a) and, as applicable, Section 7.2(b).  A party that (i) disputes liability for any Losses arising out of a Third Person Claim by delivery of a claim response notice under Section 7.2(a) and (ii) nevertheless provides the defense under Section 7.2(a) and, as applicable, Section 7.2(b), will be deemed to be providing the defense under a reservation of rights.

(c)

Regardless of whether a party delivers a notice under Section 7.4(b), following receipt of an effective claim response notice under Section 7.4(a), if the parties are unwilling or unable to resolve any dispute concerning the subject of the claim response notice, the parties may seek to resolve the dispute under Section 8.7.

7.5.

Applicability of Basket and Cap.

(a)

No Owner will be required to pay the Parent for Losses arising out of inaccuracies in the representations and warranties until all Losses arising out of inaccuracies in representations and warranties (other than the Fundamental Representations) exceed $78,750 (the “Deductible”), and if all Losses arising out of inaccuracies representations and warranties (other than the Fundamental Representations) exceed the Deductible, then liability will be only for all Losses arising out of inaccuracies in representations and warranties (other than the Fundamental Representations) in excess of the Deductible.

(b)

No Owner will be liable to the Parent or any of its Affiliates for Losses arising out of inaccuracies in representations and warranties (other than the Fundamental Representations) in excess of $3,150,000 (the “Cap”).

(c)

The Basket and the Cap will not apply to Losses arising out of (i) any inaccuracy in the Fundamental Representations, (ii) any failure by any Owner to perform any of its obligations set forth in this Agreement, or (iii) a Defense Provider’s obligation to pay reasonable attorney’s fees to counsel for the Defense Recipient under Section 7.2(a), and if applicable, independent counsel to the Defense Recipient under Section 7.2(b). Further, the Basket and the Cap will not apply to Losses to which they would otherwise apply if the circumstances giving rise to the liability for Losses simultaneously constitute (x) any inaccuracy in any of the Fundamental Representations or (y) any failure by any Owner to perform any obligations set forth in this Agreement.

7.6.

Joint and/or Several Liability.

(a)

The Owners shall be jointly and severally liable for any inaccuracy in the representations and warranties made by the Owners in Article 4.  The Parent and the Parent’s Affiliates may elect to recover from any one or more of the Owners the full amount of the collective liability for which the Owners are jointly and severally liable, and may bring one or more separate Proceedings against any one or more of the Owners with respect that liability.

(b)

Each Owner shall be liable for any inaccuracy in the representations and warranties made by that Owner in Article 3, and shall not be liable for, and the Parent and the Parent’s Affiliates may not seek to recover Losses from that Owner arising out of, related to, or in connection with, any inaccuracy in the representations and warranties made by the other Owner in Article 3.

(c)

Each Owner shall be liable for failure by that Owner to perform any of its obligations set forth in this Agreement, and shall not be liable for, and the Parent and the Parent’s Affiliates may not seek to recover Losses from that Owner arising out of, related to, or in connection with, any failure by the other Owner to perform any of his obligations set forth in this Agreement.

7.7.

No Double Recovery.

 A party will not be liable more than one once for Losses arising out of particular circumstances, even if those circumstances give rise to liability under multiple sections or subsections of this Agreement.  By way of example, if an amount has been reserved or accrued in the Estimated Closing Statement for particular circumstances, and if those circumstances would also give rise to liability for Losses under this Article 7, the Owners’ liability for those Losses under this Article 7 will be reduced to the extent the of the amount reserved or accrued to avoid the Parent receiving a double recovery concerning those circumstances.

7.8.

Independent Significance.

 If circumstances give rise to liability for Losses under multiple sections or subsections of this Agreement, a party seeking to impose liability will be entitled to recover Losses under the section or subsections of this Agreement that maximize Losses. For example, if the Losses would be subject to the Basket, the Cap, a materiality qualifier, a knowledge qualifier or a limitation on the period during which a claim notice may be effective under a certain section or subsection, but would not be subject to one or more of those limitations under a different section or subsection, the party subject to liability for Losses will be liable for Losses under the section or subsections that maximize the Losses.

7.9.

Effect of Knowledge.

 A party will be liable for Losses under this Article 7 to the party seeking to impose liability even if, before the date of this Agreement, the party seeking to impose liability was aware of, or with reasonable diligence could have become aware of, the circumstances giving rise to the Losses.

7.10.

[Reserved].

7.11.

Date Losses are Suffered.

 Losses will be deemed to have been suffered when actually paid, or with respect to Losses that have not been paid, when a Person would be required or permitted by GAAP to accrue a liability for the Losses (regardless of whether or not (i) the Person’s accounting basis is accrual or cash, and (ii) the Person uses GAAP).

7.12.

Mitigation.

 Each party will make commercially reasonably efforts to mitigate Losses upon becoming aware of any event or circumstances for which it may seek to impose liability on another party, except that no party will be required to (a) commence any action, suit, claim or proceeding against any Person even if it would otherwise be commercially reasonable to do so, or (b) take any Tax position to maximize or minimize any Tax increase or Tax decrease that would be taken into account when calculating the After-Tax Basis of any payment of any Losses.

7.13.

Materiality Scrape.

 For purposes of determining the amount of Losses, but not for purposes of determining whether or not a representation or warranty was inaccurate or covenant has not been performed, all material, materiality, material adverse effect and similar qualifications will be disregarded, which means that if, for example, a particular representation has a materiality threshold in Article 4, the entire amount of Losses suffered by the Parent as a result of the inaccuracy will be recoverable, subject to the other provisions of this Article 7, not solely the amount of Losses above the materiality threshold.

7.14.

Insurance Proceeds and Other Recoveries.

 Under no circumstances will the possibility of a future insurance or other recovery be a basis (a) for reducing liability for Losses prior to the receipt of those insurance proceeds or other recovery, or (b) for limiting, postponing or delaying satisfaction of any obligation under this Article 7.  If, following satisfaction of a party’s obligation under this Article 7 with respect to certain Losses, a party that received a payment under this Article 7 subsequently receives any insurance proceeds or other recovery, the party that receives the insurance proceeds or recovery will promptly pay-over to the party that made the payment under this Article 7 an amount necessary to avoid any double recovery arising out of the particular facts and circumstances for which the insurance proceeds or other recovery is received, except to the extent that the party that made the payment under this Article 7 is subject to potential liability for Losses that are the subject of any claim notice for Losses for which liability or the amount of Losses has not been established, in which event the party that received the insurance proceeds or other recovery must solely pay-over the amount that exceeds the amounts to which that party may be entitled under this Article 7.  Insurance proceeds or other recoveries required to be paid-over will be reduced, to the extent not taken into account when Losses were calculated, by any costs, expenses or additional premiums incurred in connection with obtaining such insurance proceeds or other recovery.

7.15.

Primacy of Obligations under this Article 7.

 Each party acknowledges that if it is obligated to pay Losses under this Article 7 or it acts as a Defense Provider under this Article 7, its obligations to pay Losses under this Article 7 or act as a Defense Provider under this Article 7 are primary and the first resort as compared to any other rights of the Person (x) entitled to the payment of Losses under this Article 7 or (y) to be indemnified, including, any rights arising out of any (i) obligation to the Person, whether contractual, under Organizational Documents or applicable Law, to indemnify, defend, hold harmless, pay or reimburse any Person under the applicable contract, Organizational Documents or applicable Law, (ii) any voluntary election expressly contemplated by or permitted under any Organizational Document or applicable Law to indemnify, defend, hold harmless, pay or reimburse the Person under the applicable Organizational Document or applicable Law, or (iii) obligation to, or right of, the Person under any applicable insurance policy.

7.16.

Waiver of Subrogation.

 If a party must pay Losses under this Article 7 or if it acts as a Defense Provider under this Article 7, then (i) it waives any right of recovery it may have against any Person that may have contributed to or caused the facts and circumstances giving rise to the Loss or Third Person Claim for which it acts as a Defense Provider, and (ii) it agrees not commence any action, suit, claim or proceeding against that Person concerning the facts and circumstances giving rise to the Losses or Third Person Claim, whether as a claim for contribution, indemnification, subrogation or otherwise.

7.17.

Strict Liability and Negligence Waiver.

 THE PARTIES INTEND THAT THE PROVISIONS IN THIS ARTICLE 7 BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LAWS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW, OCCUPATIONAL SAFETY AND HEALTH LAW, OR  PRODUCTS LIABILITY, SECURITIES, OR OTHER LAWS) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM RELIEF IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY, OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING RELIEF, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING RELIEF.

7.18.

Treatment of Payments of Losses for Tax Purposes.

 The parties will treat any payment of Losses by one party (a) to a Person entitled to payment of Losses under this Article 7, or (b) on behalf of Person entitled to payment of Losses under this Article 7 to a Person that commenced a Third Person Claim as an adjustment to the Purchase Price for Tax purposes.

7.19.

[Reserved]

7.20.

Payments; Reimbursements.

(a)

Within five Business Days following the date on which both the Parent’s liability to pay for any particular Losses is established and the amount of the particular Losses is established, or Parent’s obligation to reimburse the Owners under Section 7.2(c) is established, the Parent must pay the amount of those Losses or reimbursement amounts, as the case may be, by wire transfer of immediately available funds to an account designated in writing by the Owners.

(b)

If an Owner’s liability to pay for any particular Loss is established and the amount of the particular Loss is established, or an Owner’s obligation to reimburse the Parent under Section 7.2(c) is established, then, effective as of the date on which all of such items are established, if such Owner’s Note remains outstanding as of such date, then such liability shall be setoff against amounts otherwise payable under such Owner’s Note, and to the extent that such liability exceeds the amounts otherwise payable under such Owner’s Note or if such Owner’s Note is not outstanding, then within five (5) Business Days after such date, such Owner shall pay the remaining balance of such liability to the Parent via wire transfer of immediately available funds to an account designated by the Parent; provided that, such Owner shall have the right, but not the obligation, to satisfy up to 92.86% of such Owner’s obligation to pay the remaining balance of such liability by surrendering, within such five (5) Business Days, that number of Shares determined by dividing such applicable percentage (up to 92.86%) of the remaining balance of such liability by $2.50 per share (adjusted for any stock splits, reverse splits or recapitalizations).  By way of example, if such liability (i.e. after setoff against the Note) is $100,000, and an Owner determines to satisfy 70% of such liability by surrender of Shares, then the Owner shall surrender 28,000 Shares and pay $30,000 in cash via wire transfer. Notwithstanding the foregoing, with respect to any liability under Section 6.2, Section 6.3 or Section 6.4, such liability (i.e. after setoff against the Note) shall be satisfied by cash payment, without a right to surrender Shares with respect thereto.

7.21.

Setoff.

 Subject to (a) any setoff against the Notes provided for in Section 2.4(d) or Section 7.20, and (b) any right of the Owners to satisfy any liability under this Agreement by surrender of Shares (as specifically provided for in Section 2.4(d) and Section 7.20), the Parent may set off any amount to which it claims to be entitled from any Owner, including any amounts that may be owed under this Article 7, Article 6, Article 2 or otherwise, against amounts otherwise payable under the Notes, Section 2.6 or any other provision of this Agreement.  The exercise of the right of setoff under this Section 7.21 by the Parent in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Agreement or the Notes, regardless of whether any Owner disputes the setoff claim, or whether the setoff claim is for a contingent or an unliquidated amount.  Neither the exercise of, nor the failure to exercise, the right of setoff will constitute an election of remedies or limit the Parent in any manner in the enforcement of any other remedies that may be available to it under this Agreement, the Notes or the Governing Law.  To exercise the setoff right in this Section 7.21, the Parent must deliver a setoff notice to the applicable Owner to notify such Owner that the Parent is exercising the setoff right, setting forth in reasonable detail, a description of the amount to which it claims to be entitled from such Owner and the reasons the Parent is entitled to the amount.

7.22.

Exclusive Remedy.

 A party that has rights under this Article 7 will not have any right to seek or obtain any otherwise available remedy against any other party other than under this Article 7, except (i) for specific performance or other injunctive relief under Section 8.7, Section 8.8 or Section 8.9, (ii) for remedies specified in the other Articles of this Agreement, and (iii) as provided in Section 7.23.

7.23.

Fraud.

 If a party fraudulently induces any other party to enter into this Agreement, then (a) the party that was fraudulently induced will have all remedies available to it under the Governing Law against the party engaged in the fraudulent inducement, (b) the Basket will not be applicable for the party that engaged in the fraudulent inducement and will not limit Losses recoverable from the party that engaged in the fraudulent inducement by the party that was fraudulently induced, (c) the Cap will not be applicable for the party that engaged in the fraudulent inducement and will not limit Losses recoverable from the party that engaged in the fraudulent inducement by the party that was fraudulently induced, (d) any time period limitations on delivering claim notices under Section 7.3 that are shorter than the otherwise applicable statute of limitations under the Governing Law will be extended until the expiration of the applicable statute of limitations under the Governing Law, (e) the party that engaged in the fraudulent inducement will not have the right to be a Defense Provider under Section 7.2, and (f) any other limitations or restrictions under this Agreement on the party that was fraudulently induced concerning recovery of Losses will be inapplicable.

7.24.

Coordination with Tax Matters Section.

 The provisions of Section 6.4  will apply to the exclusion of Section 7.2 concerning any audit regarding Taxes by the Internal Revenue Service or any similar state Governmental Authority.

7.25.

Superseding Otherwise Applicable Law.

 The parties intend for this Article 7 to supersede any Law that may otherwise be applicable specifically to contracts of indemnity or matters of indemnification, and this Article 7 is intended to represent a contrary intent, in all manners possible, to the extent that manifestation of a contrary intent is necessary to modify the terms of any Law that might otherwise be applicable concerning the subjects set forth in this Article 7.

8.

Miscellaneous.

8.1.

Expenses.

 Except as otherwise provided in this Agreement, each of the parties will bear its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all documents related hereto and the due diligence investigation of the transactions contemplated by this Agreement.

8.2.

Assignment.

(a)

Except as a result of death or with the prior written consent of the Parent, no Owner may assign or otherwise transfer (i) any discretion granted under this Agreement, (ii) any right to satisfy a condition under this Agreement, (iii) any remedy under this Agreement, or (iv) any obligation imposed under this Agreement. Any purported assignment or other transfer in violation of this Section 8.2(a) will be void.

(b)

Except (x) with the prior written consent of the Owners, (y) for an assignment or other transfer by the Parent to an Affiliate, and (z) for the Parent collaterally assigning or otherwise transferring its rights under this Agreement to any financial institution that has provided or is providing financing to the Parent, the Parent may not assign or otherwise transfer (i) any discretion granted under this Agreement, (ii) any right to satisfy a condition under this Agreement, (iii) any remedy under this Agreement, or (iv) any obligation imposed under this Agreement. Any purported assignment or other transfer in violation of this Section 8.2(b) will be void.

8.3.

Amendments.

 No amendment to this Agreement will be effective unless the amendment is in writing and signed by the Parent and both of the Owners.

8.4.

Waivers.

 No waiver of satisfaction of a condition or nonperformance of an obligation under this Agreement will be effective unless it is in writing and signed by the Person granting the waiver.  A waiver of satisfaction of a condition or nonperformance of an obligation will (a) be effective only in the specific circumstances that the waiver is given, and (b) not constitute (i) a continuing waiver of satisfaction of the condition or nonperformance of the obligation or (ii) a waiver of satisfaction of any other condition or nonperformance of any other obligation under this Agreement.

8.5.

Third Party Beneficiaries.

 Except as set forth in Article 7, which provides rights to each party’s Affiliates and counsel and independent counsel in the circumstances set forth therein, there are no third party beneficiaries to this Agreement or any of its provisions.

8.6.

Governing Law.

 Except as provided in Section 2.5 and Section 2.7, and except as provided in any other Transaction Document, the laws of the State of California, without giving effect to the conflict of laws principles of the State of California, govern all Proceedings brought between the parties concerning any of the rights or obligations of the parties under this Agreement or any other Transaction Document, including tort claims.

8.7.

Arbitration.

 Except as provided in Section 2.5 and Section 2.7, and except as provided in any other Transaction Document, any dispute, claim or controversy arising out of or relating to this Agreement or any other Transaction Document, or the breach, termination, enforcement, interpretation or validity of this Agreement or any other Transaction Document, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in Orange County, California, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction in accordance with Section 8.8.

8.8.

Temporary or Provisional Relief.

 A party may commence a Proceeding in any court of competent jurisdiction seeking solely temporary or provisional remedies concerning any of the rights or obligations of the parties pending the resolution of any Proceeding under Section 8.7 arising out of the same facts or circumstances.

8.9.

Specific Performance.

 Each party acknowledges that a breach by a party of one or more of its respective obligations under this Agreement or any of the other Transaction Documents might cause the other party to suffer irreparable harm, namely harm for which damages would be an inadequate remedy. Each party further acknowledges that the other party may suffer irreparable harm due to delay if, as a condition to obtaining an injunction, restraining order, temporary or provisional remedy or other equitable remedy with respect to the breach, the party were required to demonstrate that it would suffer irreparable harm. Each party therefore intends that if a party breaches one or more of that party’s obligations under this Agreement or any other Transaction Document, then for purposes of determining whether to grant an equitable remedy any court or arbitrator will assume that the breach would cause irreparable harm.

8.10.

Prevailing Party Attorneys’ Fees.

 The prevailing party, as determined in accordance with Section 1032(a)(4) of the California Code of Civil Procedure, shall be entitled to reasonable attorneys’ fees and other costs in connection with any Proceeding brought between the parties concerning any of the rights or obligations of the parties under this Agreement or any of the other Transaction Documents, including tort claims.

8.11.

Service of Process.

 Each party consents to service of legal process in any Proceeding commenced between the parties by delivery in compliance with Section 8.12.

8.12.

Notices.

 All notices or other communications required or permitted under this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by facsimile (without indication of transmission failure), (c) sent by e-mail (without indication of delivery failure), or (d) sent by registered or certified mail or by overnight courier service, in each case, to the addresses set forth below (or to such other address as a party may provide to the other in compliance with this Section). Any notice or other communication delivered personally or sent by registered or certified mail or by overnight courier service will be deemed given at the local time of the recipient upon receipt. Any notice or other communication delivered via facsimile (without indication of transmission failure) or via e-mail (without indication of delivery failure) will be deemed given at the local time of the recipient upon transmission.

If to the Parent:

Kush Bottles, Inc.

1800 Newport Circle

Santa Ana, CA 92705

Attn: CFO - Chris Martin

Facsimile: [

]

Email: chris@kushbottles.com

With a copy to:

Rutan & Tucker, LLP

611 Anton Boulevard, Suite 1400

Costa Mesa, CA 92626

Attn: Shigenobu Itoh

Facsimile: (714) 546-9035

Email: sitoh@rutan.com

If either Owner:

Jason Manasse

2504 Walnut Avenue

Manhattan Beach, CA 90266

Email: Jason@manasse.net

And:

Ted Nicols

1601 N. Sepulveda Blvd, Suite 766

Manhattan Beach, CA 90266

Text:  (201) 522-9846

With a copy to:

Brown Rudnick, LLP

2211 Michelson Drive, 7th Floor

Irvine, CA 92612

Attn: Numan J. Siddiqi

Facsimile: (949) 486-3661

Email: nsiddiqi@brownrudnick.com

8.13.

Severability.

 Each party intends that: (a) if any provision of this Agreement is held to be unenforceable, then that provision will be modified to the minimum extent necessary to make it enforceable, unless that modification is not permitted by law, in which case that provision will be disregarded; (b) if an unenforceable provision is modified or disregarded in accordance with this Section 8.13, then the rest of this Agreement will remain in effect as written; and (c) any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable.

8.14.

Entire Agreement.

 Each party intends that (a) this Agreement and the other Transaction Documents contain the complete, final and exclusive expression of the agreement among the parties concerning the subject matter of this Agreement and the other Transaction Documents (b) this Agreement and the other Transaction Documents supersede all prior agreements and understandings, verbal or written, concerning the subject matter of this Agreement and the other Transaction Documents, including that certain Mutual Non-Disclosure, Non-Compete and Non-Circumvent Agreement, dated December 11, 2015.

8.15.

Section Headings.

 Each party intends that section headings used in this Agreement will be disregarded when interpreting the intent of the parties concerning a section.

8.16.

Counterparts.

 Each party intends that the parties will sign counterpart signature pages to this Agreement, and all of the counterparts, when attached to this Agreement, will be effective as though the parties signed the same signature page.

8.17.

Copies Treated as Originals.

 Each party intends that if a party signs a signature page to this Agreement and delivers a copy of the signature page, either manually signed or signed using electronic signature technology (including DocuSign) to the other party (whether delivered by (i) electronic mail, including as an electronic mail attachment in PDF, JPEG, BMP, TIFF or other similar file format, (ii) facsimile, or (iii) other delivery method), then the copy will be treated as an original for all purposes, regardless of the method of delivery.

8.18.

No Party is the Drafter.

 No Person shall be considered to be the drafter of this Agreement or any provision of this Agreement for the purpose of any statute, law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter of this Agreement.

8.19.

Interpretative Matters.

(a)

The one or more verbs used to indicate that a party is making any given factual assertion are to have no bearing on whether for purposes of determining remedies that assertion is to be considered a representation, a warranty, neither, or both.

(b)

The representations and warranties set forth in Articles 3, 4 and 5 shall not necessarily be treated as categorical statements of fact, but rather as a way of allocating the risk among the Owners and the Parent if those statements prove to be inaccurate.

(c)

Schedules that are required by Article 3 or Article 4 were prepared and delivered by the Owners and the content of such Schedules is the responsibility of the applicable Owner or Owners, as the case may be. Schedules that are required by Article 5 were prepared and delivered by the Parent and the content of such Schedules is the responsibility of the Parent.

8.20.

Attorney Client Privilege; Conflict of Interest.

(a)

Parent agrees not to assert, and agrees to cause Merger Sub, as the surviving corporation, not to assert, any attorney-client privilege with respect to communications between Brown Rudnick, LLP and either Owner related to this Agreement and transactions contemplated by this Agreement and occurring prior to the Closing Date, it being the intention of the parties hereto that such attorney-client-privilege shall be deemed to be the right of, and retained by, the Owners following the Closing Date.

(b)

Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that, Brown Rudnick, LLP may serve as counsel to the Owners in connection with any matter arising out of or relating to this Agreement or the transactions contemplated by this Agreement, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom.

8.21.

Definitions.

(a)

“Affiliate” means, at a given time:

(i)

with respect to an individual, (A) each other member of such individual’s Family; (B) any Person that is directly or indirectly controlled by such individual or any one or more members of such individual’s Family; (C) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity); and

(ii)

with respect to a Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; and (E) any Person with respect to which such specified Person serves as a general partner, manager, or a trustee (or in a similar capacity).

(b)

“Business Day” means any day other than (i) Saturday or Sunday or (ii) any other day on which national banks in the State of California are generally permitted or required to be closed

(c)

“Cap” has the meaning set forth in Section 7.5(b).

(d)

“CGCL” has the meaning set forth in Section 1.3.

(e)

“Claims” has the meaning set forth in Section 6.10(a).

(f)

“Closing Date” has the meaning set forth in Section 1.2.

(g)

“Closing Cash Deficit” has the meaning set forth in Section 2.4(e).

(h)

“Closing Cash Excess” has the meaning set forth in Section 2.4(d).

(i)

“Closing Cash Payment” has the meaning set forth in Section 2.3(c).

(j)

“Closing Shares” has the meaning set forth in Section 2.1(b).

(k)

“Closing Statement” has the meaning set forth in Section 2.4(a).

(l)

“Closing Statement Objection Notice” has the meaning set forth in Section 2.4(b).

(m)

“Code” means the Internal Revenue Code of 1986, as amended.

(n)

“Confidential Information” has the meaning set forth in Section 6.6(a).

(o)

“control” (including “controlling,” “controlled by,” and “under common control with”) (even though not capitalized) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act.

(p)

“Controlling Party” has the meaning set forth in Section 6.4(c).

(q)

“Copyrights” has the meaning set forth in the definition for Intellectual Property.

(r)

“Current Assets” means (without duplication) all current assets of the Holdcos and the Target, including, but not limited to, (i) accounts receivable, net of allowance for doubtful accounts and net of accounts receivable aged more than 90 days, (ii) inventories, net of slow moving and obsolete inventory, and (iii) prepaid inventories, but excluding cash and cash equivalents on hand.

(s)

“Current Liabilities” means (without duplication) all current liabilities of the Holdcos and the Target, including, but not limited to, (i) accounts payable, (ii) customer deposits, (iii) sales tax payable, (iv) credit card liabilities, and (v) accrued but unpaid compensation (including contractor wages, manager fees, and commissions), but excluding, the Target Transaction Expenses and any Indebtedness being paid on the Closing Date

(t)

“Debt Holder” means any holder of Indebtedness of the Target or any Holdco.

(u)

“Deductible” has the meaning set forth in Section 7.5(a).

(v)

“Defense Provider” has the meaning set forth in Section 7.2(a).

(w)

“Defense Recipient” has the meaning set forth in Section 7.2(a).

(x)

“Delaware Certificate of Merger” has the meaning set forth in Section 1.2.

(y)

“DGCL” has the meaning set forth in Section 1.1.

(z)

“Earnout Amount” has the meaning set forth in Section 2.6(a).

(aa)

“Earnout Independent Accountant” has the meaning set forth in Section 2.7(b).

(bb)

“Earnout Period” has the meaning set forth in Section 2.6(a).

(cc)

“Earnout Period I” has the meaning set forth in Section 2.6(a).

(dd)

“Earnout Period I Earnout Amount” has the meaning set forth in Section 2.6(a).

(ee)

“Earnout Period II” has the meaning set forth in Section 2.6(a).

(ff)

“Earnout Period II Earnout Amount” has the meaning set forth in Section 2.6(a).

(gg)

“Earnout Period III” has the meaning set forth in Section 2.6(a).

(hh)

“Earnout Period III Earnout Amount” has the meaning set forth in Section 2.6(a).

(ii)

“Earnout Period IV” has the meaning set forth in Section 2.6(a).

(jj)

“Earnout Period IV Cash Amount” has the meaning set forth in Section 2.6(a).

(kk)

“Earnout Period IV Earnout Amount” has the meaning set forth in Section 2.6(a).

(ll)

“Earnout Period IV Shares” has the meaning set forth in Section 2.6(a).

(mm)

“Earnout Statement” has the meaning set forth in Section 2.6(b).

(nn)

“Effective Time” has the meaning set forth in Section 1.2.

(oo)

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(pp)

“Estimated Closing Statement” has the meaning set forth in Section 2.2.

(qq)

“Estimated Initial Cash Amount” has the meaning set forth in Section 2.2.

(rr)

“Equity Security” in respect of any Person, means (i) any capital stock or similar security, (ii) any security convertible into or exchangeable for any security described in clause (i), (iii) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (i), (ii), or (iii), and (iv) any “equity security” within the meaning of the Exchange Act.

(ss)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(tt)

“Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual.

(uu)

“Fundamental Representations” means the representations and warranties of the Owners or the Parent and Merger Sub, as the case may be, set forth Article 3, Article 5, or any of Sections 4.1, 4.2, 4.3, or 4.24, or the last sentence of Section 4.17.

(vv)

“Governmental Authority” means any: (i) nation, state, county, city, town, borough, village, district, or other jurisdiction; (ii) federal, state, local, municipal, foreign, multinational, or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal, or other entity exercising governmental or quasi-governmental powers); (iv) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, whether local, national, or international; or (v) official of any of the foregoing.

(ww)

“Governmental Authorization” means any (i) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (ii) right under any contract with any Governmental Authority.

(xx)

“Gross Profit” has the meaning set forth in Section 2.6(a).

(yy)

“Holdco” has the meaning set forth in the Introduction.

(zz)

“Income Tax” means any federal, state, local, or non-U.S. income tax, including any interest, penalty, or addition thereto, whether disputed or not.

(aaa)

“Income Tax Return” means any Tax Return related to Income Taxes.

(bbb)

“Indebtedness” any indebtedness for borrowed money or any guarantee of another Person’s indebtedness for borrowed money.

(ccc)

“Independent Accountant” has the meaning set forth in Section 2.5(b).

(ddd)

“Information Systems” has the meaning set forth in Section 4.18(f).

(eee)

“Initial Cash Amount” has the meaning set forth in Section 2.1(a).

(fff)

“Insider” means any Insider or beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 5% or more of the issued and outstanding common stock of the Parent.

(ggg)

“Intellectual Property” means the rights associated with or arising out of any of the following:  (i) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how, customer lists, supplier lists and information (“Trade Secrets”); (iii) all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefore and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all Internet domain names, electronic addresses, uniform resource locators and alphanumeric designations associated therewith, Internet blogs, social media pages and accounts and identifiers, usernames, registrations and passwords related to any of the foregoing (collectively, “Internet Resources”); and (vi) all Software and Information Systems, including any related documentation.

(hhh)

“Internet Resources” has the meaning set forth in the definition for Intellectual Property.

(iii)

“Knowledge” of a particular Person means the actual knowledge of that Person and whatever knowledge the Person would have obtained had the Person conducted a reasonable inquiry regarding the applicable subject matter.

(jjj)

“Lancer” has the meaning set forth in the Introduction.

(kkk)

“Law” means any constitution, law, ordinance, principle of common law, code, rule, regulation, statute, act, treaty, or order of general applicability of any Governmental Authority, including rules and regulations promulgated thereunder.

(lll)

“Leased Real Property” has the meaning set forth in Section 4.10(a).

(mmm)

“Losses” means all reasonably foreseeable losses, damages, expenses, costs or fees:

(i)

including, without limitation:

(A)

any of the foregoing incurred in reasonable mitigation efforts;

(B)

any amounts paid in settlement of, awarded to, or otherwise determined to be owed to, a Person in respect of a Third Person Claim commenced by that Person;

(C)

any of the foregoing arising out of any obligation, whether contractual, under Organizational Documents or applicable Law, to indemnify, defend, hold harmless, pay or reimburse any Person under the applicable contract, Organizational Documents or applicable Law;

(D)

any of the foregoing arising out of any voluntary election expressly contemplated by or permitted under any Organizational Document or applicable Law to indemnify, defend, hold harmless, pay or reimburse any Person in accordance with the applicable Organizational Document or applicable Law;

(E)

reasonable attorney fees and expenses incurred;

(1)

investigating the circumstances giving rise to any of the foregoing;

(2)

to preserve a Defense Recipient’s rights concerning a Third Person Claim prior to the Defense Provider providing a defense concerning the Third Person Claim;

(4)

defending a Third Person Claim under Section 7.2(a) and as applicable, Section 7.2(b), if a Defense Recipient has the right to, and does, defend itself following the Defense Provider’s failure to perform its duty to defend the Defense Recipient or provide or pay for independent counsel for the Defense Recipient; or

(5)

pursuing rights under Article 7; and

(ii)

excluding:

(A)

with respect to the items described in clause (i) of this definition, any “remote” damages unless this Agreement specifies the possibility of those “remote” damages;

(B)

with respect to the items described in clause (i) of this definition, any amount calculated by multiplying any item in clause (i) by a multiple, regardless of whether the Purchase Price is based in whole, or in part, on a multiple of earnings or other similar metric; and

(C)

any amounts paid in settlement of, awarded to, or otherwise determined to be owed to, a Person in respect of a Third Person Claim in excess of the amount of any settlement or compromise of the Third Person Claim (1) that the Person that commenced the Third Person Claim manifests an intent, in writing, to accept, and (2) for which the Defense Recipient unreasonably withholds approval.

(nnn)

“Manasse” has the meaning set forth in the Introduction.

(ooo)

“Material Interest” means direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or Equity Securities representing at least 10% of the outstanding Equity Securities in a Person.

(ppp)

“Merger” has the meaning set forth in Section 1.1.

(qqq)

“Merger Sub” has the meaning set forth in the Introduction.

(rrr)

“Net Working Capital” means, as of 11:59 p.m. (local time, Irvine, California) on the date immediately prior to the Closing Date, the Current Assets minus the Current Liabilities.

(sss)

“Nicols” has the meaning set forth in the Introduction.

(ttt)

“Note” has the meaning set forth in Section 2.3(e).

(uuu)

“Order” means any order, injunction, judgment, decree, ruling, assessment, or arbitration award of any Governmental Authority or arbitrator.

(vvv)

“Ordinary Course of Business” with respect to a particular action, means that the action (i) is consistent in nature, scope, and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

(www)

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to or restatement of any of the foregoing.

(xxx)

“Owned Intellectual Property” means all Intellectual Property owned by the Target, in whole or in part.

(yyy)

“Owner’s Holdco” has the meaning set forth in the introduction to Article 3.

(zzz)

“Parent” has the meaning set forth in the Introduction.

(aaaa)

“Parent Securities Filings” has the meaning set forth in Section 5.6(a).

(bbbb)

“Patents” has the meaning set forth in the definition for Intellectual Property.

(cccc)

“Payoff Letter” means a letter from a Debt Holder addressed to Target or the Holdcos, as the case may be, and the Parent, setting forth (i) the aggregate payments necessary to be made on the Closing Date in order to satisfy in full all amounts outstanding, including all principal, interest, fees, prepayment penalties or other amounts due or owing with respect to Indebtedness held by the Debt Holder, (ii) an agreement by the Debt Holder to release any Encumbrance on any of the Target’s or the Holdco’s assets, as the case may be, upon payment of the stated amount, and any guaranties or other credit support provided in respect of such Indebtedness by the Owners, and (iii) wiring or other payment instructions for the Debt Holder.

(dddd)

“Permitted Encumbrances” means (i) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable, (ii) Encumbrances of carriers, warehousemen, mechanics, and materialmen and other like Encumbrances arising in the Ordinary Course of Business (provided lien statements have not been filed or such Encumbrances otherwise perfected), (iii) statutory Encumbrances in favor of lessors arising in connection with any property leased to any Target, and (d) Encumbrances disclosed in the Financial Statements.

(eeee)

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, other entity, or a Governmental Authority.

(ffff)

“Pre-Closing Tax Return” has the meaning set forth in Section 6.2(b).

(gggg)

“Pre-Closing Straddle Period” has the meaning set forth in Section 6.3(a).

(hhhh)

“Pre-Closing Tax Period” means any Tax period  ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

(iiii)

“Proceeding” means any (i) civil proceeding commenced upon service of a complaint, arbitration notice, or other similar pleading upon a particular Person, (ii) criminal proceeding commenced upon the return of an indictment against a particular Person, or (iii) administrative, investigative or regulatory proceeding commenced by a Governmental Authority by the filing of a notice of charges, formal investigative order, or similar document (whether more or less formal) against a particular Person.

(jjjj)

“Purchase Price” has the meaning set forth in Section 2.1.

(kkkk)

“Released Claims” has the meaning set forth in Section 6.10(a).

(llll)

“Releasee” has the meaning set forth in Section 6.10(a).

(mmmm)

“Representative” includes, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, or legal counsel of such Person.

(nnnn)

“Securities Act” means the Securities Act of 1933, as amended.

(oooo)

“Shares” means the Closing Shares or the Earnout Period IV Shares, as the case may be.

(pppp)

“Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and all related data, in any form or format.

(qqqq)

“Special Representations” means the representations and warranties set forth in any of Sections 4.16 or 4.18.

(rrrr)

“Statement” has the meaning set forth in Section 6.2(c).

(ssss)

“Straddle Period” means any Tax period that begins on or before the Closing Date and ends after the Closing Date.

(tttt)

“Target” has the meaning set forth in the recitals.

(uuuu)

“Target Net Working Capital” means $833,000.00.

(vvvv)

“Target Transaction Expenses” means (i) fees and expenses incurred by the Target, the Holdcos or the Owners in connection with the preparation, negotiation, execution, and performance of this Agreement and the consummation and performance of the transactions contemplated by this Agreement, including all fees and expenses of legal counsel, accountants and other Representatives, advisors and agents, and (ii) contractor wages, manager fees, and commissions owed to employees and/or independent contractors that are accrued and unpaid as of the Closing Date, including any payroll and other employment Taxes payable in connection therewith.

(wwww)

“Tax” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, registration, capital stock, franchise, withholding, Social Security, unemployment, disability, real property, personal property, sales, use, transfer, value added, concession, alternative, add-on minimum and other tax, or other similar  charge and any interest, penalty, addition, or additional amount thereon imposed.

(xxxx)

“Tax Contest” has the meaning set forth in Section 6.4(a).

(yyyy)

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

(zzzz)

“Third Person” means any Person other than a Person that is a party to this Agreement or is an express third party beneficiary under Section 8.5.

(aaaaa)

“Third Person Claim” means any Proceeding commenced by a Third Person.

(bbbbb)

“Trade Secrets” has the meaning set forth in the definition for Intellectual Property.

(ccccc)

“Trademarks” has the meaning set forth in the definition for Intellectual Property.

(ddddd)

“Transaction Documents” means this Agreement and each of the documents set forth below:

(i)

Employment Agreement, dated as of the Closing Date, by and between Jason Manasse and the Target;

(ii)

Employment Agreement, dated as of the Closing Date, by and between Theodore Nicols and the Target;

(iii)

the Notes; and

(iv)

[additional items to be considered].

(eeeee)

“Transfer Taxes” has the meaning set forth in Section 6.2(d).

(fffff)

“Treasury Regulations” means the treasury regulations under the Code, commencing at 26 C.F.R.

(ggggg)

“Walnut” has the meaning set forth in the Introduction.

(hhhhh)

“Working Capital Excess” has the meaning set forth in Section 2.1(a).

[Signature Page Follows]

1

The parties to this Agreement as of the date of this Agreement have executed this Agreement as of the date of this Agreement.

PARENT:

KUSH BOTTLES, INC.

By: /s/ Nicholas Kovacevich

Name: Nicholas Kovacevich

Title: Chief Executive Officer

MERGER SUB:

KBCMP, INC.

By: /s/ Nicholas Kovacevich

Name: Nicholas Kovacevich

Title: Secretary

HOLDCOS:

LANCER WEST ENTERPRISES, INC

By: /s/Theodore Nicols

Name: Theodore Nicols

Title: Director

WALNUT VENTURES

By: /s/ Jason Manasse

Name: Jason Manasse

Title: Director

OWNERS:

/s/ Jason Manasse

Jason Manasse

/s/Theodore Nicols

Theodore Nicols

10814006 [Signature Page to Agreement of Merger]